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ROWAN COMPANIES PLC

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Rowan Companies plc 2016 Annual General Meeting of Shareholders

April 28, 2016

Dear Fellow Shareholder:

I am pleased to invite you to the Rowan Companies plc Annual General Meeting of Shareholders, which will be held on April 28, 2016 at 8:00 a.m. (London time) at The Connaught, Carlos Place, Mayfair London, W1K 2AL, United Kingdom.

At this year’s annual meeting, you will be asked to vote on the proposals listed in the enclosed Notice of Annual Meeting: (1) the election of nominees to serve on our Board of Directors, (2) the selection of Deloitte & Touche LLP to serve as our U.S. independent registered public accounting firm for 2016, (3) the approval, as a non-binding vote, of our named executive officer compensation and (4) the approval of an amendment to our incentive plan to, among other things, replenish the number of shares authorized for issuance under the plan.

The Board of Directors recommends that you vote FOR each of these proposals.

As a shareholder, it is important that your shares are represented at the meeting by proxy or in person. I encourage you to cast your vote and to continue your support of Rowan.

STRONG PERFORMANCE DESPITE CHALLENGING MARKET CONDITIONS

The offshore drilling industry faced many hurdles in 2015. The commodity price collapse that began in 2014 and continued through 2015 led to significant reductions in operator budgets, translating into weaker demand. That demand loss, coupled with an oversupply of existing rigs and a wave of newbuilds continuing to enter the market, caused total utilization to decline by approximately 15% during the year.

In spite of these industry-wide challenges, we performed well in 2015, thanks to our dedicated and experienced employees. We successfully completed our ultra-deepwater construction program with our third and fourth drillships, the Rowan Reliance and Rowan Relentless, under budget and well ahead of schedule. We reinforced our focus on our high-specification fleet when we cold-stacked several of our older units and executed the sales of our three oldest jack-ups. Today, our premium fleet of 31 units is geographically diversified and includes four new ultra-deepwater drillships and 19 high-specification jack-ups.

STRONG FINANCIAL RESULTS

Protracted supply and demand problems weakened the offshore drilling market and share prices decreased across the board for drilling contractors. Due to our strong execution, significant backlog and solid balance sheet, we outperformed our peer group and ranked first in relative total shareholder return (TSR) for both the one-year and three-year periods ending December 31, 2015. We have taken decisive steps to reduce operating expenses, improve drilling efficiency, conserve capital and strengthen our liquidity position, resulting in record 2015 adjusted EBITDA of $1.03 billion. Together, these actions have fortified our financial and competitive position as we navigate through this downturn and position Rowan for improved market conditions.

SOUND CAPITAL MANAGEMENT

We ended 2015 with nearly $2 billion of liquidity, approximately $800 million better than our expectations at the beginning of 2015. Our cash balance was approximately $485 million, nearly $290 million above our original forecast. Despite the tightening of credit within our industry, we successfully increased our revolving credit facility from $1 billion to $1.5 billion. In early 2016, our lenders also agreed to extend the maturity an additional year to 2021. In late 2015, we retired approximately $98 million of senior notes, which would have become due over the next four years, eliminating over $21 million of interest over the same time period. Further, we eliminated our quarterly cash dividend in early 2016 in light of current market conditions, providing additional liquidity of $50 million annually.

SIGNIFICANT COST REDUCTIONS

Since 2014, we have implemented significant cost control measures, resulting in reductions versus 2014 levels of operating costs by approximately 14% (excluding rebillable expenses and normalized for incremental 2015 drillship operating days); selling, general and administrative costs by approximately 8%; and non-newbuild capital expenditures by approximately 54%. Additionally, as market conditions worsened and rigs became idle, we had to make difficult decisions regarding our workforce needs, reducing head count by approximately 16% by the end of 2015.

HIGHEST CUSTOMER SATISFACTION: SAFE AND RELIABLE OPERATIONS

Our customers demand safe and reliable operations and Rowan strives to exceed these expectations. We finished 2015 with the best safety related performance on record in the Company’s history with a 30% improvement in total recordable incident rate (TRIR) over the prior year. We are pleased with the continued improvement, but we remain committed to achieving our goal of zero injuries. We also improved rig uptime in 2015, exemplifying our dedication to operational excellence.

We are proud that all four of our new ultra-deepwater drillships have received high levels of customer satisfaction. Additionally, our high-specification jack-up rigs in the North Sea continue to be recognized for strong performance by our customers.

We ranked #1 among offshore drillers for high pressure, high temperature (HPHT) applications in 2015 according to EnergyPoint Research, Inc. surveys. We have secured the first place ranking in this category for five out of the last six years, epitomizing our mission to be recognized by our customers as the most efficient and capable provider of demanding contract drilling services.

RETIREMENT OF W. MATT RALLS

Matt Ralls will retire as the Chairman of the Board at the Annual Meeting of Shareholders. When Matt joined Rowan in 2009 as President and CEO, he established our mission and values, and rallied employees worldwide to work as one team. He transformed Rowan into a pure-play offshore driller, oversaw a $3 billion fleet expansion, including the planning and execution of our entrance into the ultra-deepwater market, all while focusing on safe and reliable operations. On behalf of our employees and the Board of Directors, we thank Matt for his steadfast leadership as Executive Chairman and CEO and wish him the best in retirement. Upon Matt’s retirement, the Board will appoint Sir Graham Hearne, a highly respected and experienced Rowan director, as the independent non-executive Chairman.

PLANNING FOR THE FUTURE

There is no doubt that we have a tough road ahead of us. Our customers have significantly reduced their 2016 capital budgets in response to the low commodity price environment. We could see further reductions that would drive reduced demand and pricing. Our challenge is further exacerbated by increased rig supply. This will balance out as older rigs are cold-stacked or retired, but we don’t envision a quick recovery.

Over the course of our 93-year history, Rowan has endured the cyclical ebb and flow of our industry. We successfully managed the trials of 2015 by focusing on our top three priorities: Highest Customer Satisfaction, Strong Financial Returns, and being the Best Place to Work. With our robust backlog, solid balance sheet, premium fleet, loyal workforce and dedication to safe and reliable operations, we believe we are well prepared to face the challenges ahead in 2016, and well-positioned for the inevitable improvement in the market.

Sincerely,

Thomas P. Burke

President and Chief Executive Officer

Notice of 2016 Annual General
Meeting of Shareholders

Rowan Companies plc

Registered Company No. 07805263

Thursday, April 28, 2016
8:00 a.m., London Time

Rowan Companies plc, a public limited company incorporated under English law (the “Company,” “Rowan,” or “we”), will hold its 2016 annual general meeting of shareholders (the “Meeting”) on April 28, 2016, beginning at 8:00 a.m., London time (3:00 a.m., New York time), at The Connaught, Carlos Place, London, W1K 2AL, United Kingdom. At the Meeting, you will be asked to consider and approve the resolutions below.

AGENDA ITEMS, ORDINARY RESOLUTIONS

Agenda	Description				Board of Directors
Item					Recommendation
1.	To elect by separate ordinary resolutions, for a term to expire at the annual general meeting of shareholders to be held in 2017, each of:				FOR
	a.	William E. Albrecht	f.	Suzanne P. Nimocks
	b.	Thomas P. Burke	g.	P. Dexter Peacock
	c.	Sir Graham Hearne	h.	John J. Quicke
	d.	Thomas R. Hix	i.	Tore I. Sandvold
	e.	Jack B. Moore
2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for 2016				FOR
3.	To approve, as a non-binding advisory vote, the Company’s named executive officer compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements under the Exchange Act)				FOR
4.	To approve an amendment to the 2013 Rowan Companies plc Incentive Plan				FOR

The foregoing items are more fully described (and the full text of each proposal is set out) in the accompanying proxy statement, which shall be deemed to form a part of this notice. Pursuant to our Articles of Association, no matters other than the proposals set forth above may be brought at this Meeting.

VOTING REQUIREMENTS

Resolutions in proposals 1, 2 and 4 will be proposed as ordinary binding resolutions, which means that, assuming a quorum is present, each such resolution will be approved if a simple majority of votes cast are cast in favor thereof.

With respect to the non-binding advisory vote in proposal 3 regarding our named executive officer (“NEO”) compensation as reported in this proxy statement, the result of the vote for this proposal is advisory, and will not be binding on the Board of Directors or any committee thereof to take any action. However, our Board of Directors values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

ORGANIZATIONAL MATTERS

We have established the close of business on March 1, 2016, as the record date for determining the shareholders listed in our share register (registered shareholders) entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting. This notice, proxy statement, proxy card and 2015 Annual Report (“proxy materials”) are first being sent on or about March 18, 2016 to each shareholder in our share register as of the record date.

Beneficial owners may have received a notice of Internet availability of proxy materials (the “Notice”) containing instructions on how to access our proxy materials and vote online. If you received a Notice, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Only shareholders who are registered in our share register as of the record date will be entitled to attend, vote or grant proxies to vote at the Annual General Meeting. Any such registered shareholder may appoint one or more proxies (provided each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) to attend, speak and vote in his place at the Annual General Meeting. A proxy need not be a registered shareholder.

A list of the shareholders entitled to vote at the Meeting is available at our Houston, Texas office.

We appreciate the continuing interest of our shareholders in the Company, and we hope you will be able to attend the Meeting. Please contact the Company Secretary if you plan to attend the Meeting in person.

March 11, 2016

By order of the Board of Directors,

  Melanie M. Trent

  Executive Vice President, General Counsel,

  Chief Administrative Officer and Company Secretary

NOTE TO SHAREHOLDERS REGARDING U.K. REQUIREMENTS

The Company is subject to reporting and disclosure regimes in both the United States (“U.S.”) and the United Kingdom (“U.K.”). While some of the requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures.

In connection with the preparation of its financial statements in accordance with International Financial Reporting Standards (“IFRS”), the Company intends to hold a separate general meeting of shareholders on or prior to June 30, 2016. The Company’s U.K. annual report and statutory accounts for the year ended December 31, 2015 (together, the “Annual Report and Accounts”) prepared in accordance with the Companies Act 2006 (“Companies Act”) requirements and IFRS will be laid before that general meeting. The Annual Report and Accounts will include the Directors’ Report, the Directors’ Remuneration Report, a strategic report and the Auditor’s Report, and copies of the relevant materials will be sent to shareholders entitled to receive notice of the general meeting. The Board of Directors will provide an opportunity for shareholders to raise questions in relation to the Annual Report and Accounts at that meeting.

The Company intends to seek shareholder approval at that general meeting in relation to the following matters: (i) to appoint the Company’s U.K. statutory auditor under the Companies Act, (ii) to authorize the Audit Committee to determine the U.K. statutory auditors’ remuneration, and (iii) to approve, as a non-binding advisory vote, the Company’s U.K. statutory Implementation Report (that is, the Directors’ Remuneration Report) for the year ended December 31, 2015 (in accordance with requirements applicable to U.K. companies).

PROXY STATEMENT FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This proxy statement relates to the solicitation of proxies by the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) for use at the 2016 annual general meeting of shareholders to be held on April 28, 2016, beginning at 8:00 a.m., London time (3:00 a.m., New York time), at The Connaught, Carlos Place, London, W1K 2AL, United Kingdom, and at any adjournment or postponement of the Meeting.

The proxy is solicited by the Board and is revocable by you any time before it is voted. These proxy materials and voting instructions are being made available to you on or about March 18, 2016 at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) Internet at www.proxyvote.com; (b) telephone at 1-800-579-1639; or (c) e-mail at sendmaterial@proxyvote.com. Our U.S. annual report on Form 10-K, including consolidated financial statements for the year ended December 31, 2015 (“annual report”), is being made available at the same time and by the same methods. The annual report on Form 10-K is not to be considered part of the proxy solicitation material or as incorporated by reference.

Our registered office is located at Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom and our principal executive office is located at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056. Our telephone number in our Houston office is +1-713-621-7800 and our website address is www.rowan.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

Rowan Companies plc is a public limited company incorporated under the laws of England and Wales, and our Class A Ordinary Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “RDC.” As a result, the Company is governed by both the U.K. Companies Act 2006 and U.S. securities laws and regulations and NYSE rules.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our U.S. annual report on Form 10-K, including consolidated financial statements for the year ended December 31, 2015, are available at www.proxyvote.com and at our website, www.rowan.com.

Your Vote is Important

Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. Please vote as promptly as possible by telephone or via the Internet or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. If you hold Rowan Companies plc Class A Ordinary Shares with a broker or bank, you may also be eligible to vote by telephone or via the Internet. For specific information regarding the voting of your shares, please refer to the section entitled “Questions and Answers about the Meeting and Voting.”

How to Vote

By internet	By telephone	By mailing your Proxy Card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card and return in the postage-paid envelope

Votes must be received before 11:59 p.m. (Eastern (New York) time) on April 26, 2016.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For further information regarding our 2015 financial performance, please review our annual report on Form 10-K for the year ended December 31, 2015.

2016 Annual General Meeting of Shareholders

Time and Date: Thursday, April 28, 2016, 8:00 a.m. (London time)

Location: The Connaught, Carlos Place, London, W1K 2AL, United Kingdom

Record Date: March 1, 2016

Voting: Shareholders as of the record date are entitled to vote. Each Class A Ordinary Share is entitled to one vote for each proposal to be voted on.

Materials: Our proxy materials, including our U.K. remuneration policy which was approved by our shareholders at the 2014 annual general meeting, are available at www.rowan.com under the heading “Investor Relations-Financial/Proxy Reports-Proxy Materials.”

Who May Vote

Shareholders of Rowan Companies plc, as recorded in our stock register on March 1, 2016, are entitled to vote. Each Class A ordinary share is entitled to one vote for each proposal to be voted on.

Voting Matters and Board Recommendations

The Board recommends that you vote as follows:

	Proposal to be Voted Upon		Board Recommendation	Reasons for Recommendation
Proposals No. 1	To elect by separate ordinary resolutions, for a term to expire at the annual general meeting of shareholders to be held in 2017, each of:		FOR	The Board believes the nominees collectively have the skills and experience needed to oversee the implementation of the Company’s strategic plan for the benefit of shareholders, employees and other stakeholders.
	a.	William E. Albrecht
	b.	Thomas P. Burke
	c.	Sir Graham Hearne
	d.	Thomas R. Hix
	e.	Jack B. Moore
	f.	Suzanne P. Nimocks
	g.	P. Dexter Peacock
	h.	John J. Quicke
	i.	Tore I. Sandvold
Proposal No. 2	Ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for 2016		FOR	Based on the recommendation of the Audit Committee.
Proposal No. 3	Approval of a non-binding advisory vote of the Company’s named executive officer compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements under the Exchange Act)		FOR	Based on the recommendation of the Compensation Committee. The Board believes the Company’s executive compensation program is effective in achieving the Company’s objectives.
Proposal No. 4	Approval of an amendment to the 2013 Rowan Companies plc Incentive Plan		FOR	Based on the recommendation of the Compensation Committee. The Board believes it is in the best interest to amend the Company’s incentive plan to, among other things, replenish shares in the plan in order to continue to make annual grants under the plan.

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Questions and Answers About the Meeting and Voting

Please see the “Questions and Answers About the Proxy, Meeting and Voting” beginning on page 69 for important information about the proxy materials, the Meeting and voting.

Board of Directors and Nominees

Independent Board. Our Board is comprised of a majority of independent directors.

Independent Lead Director. Sir Graham Hearne served as our independent Lead Director during 2015 and, subject to his re-election at the Meeting, will be appointed by the Board as the independent, non-executive Chairman upon Mr. Ralls’ retirement.

Independent Board Committees. All members of our Audit, Compensation and Nominating & Corporate Governance Committees are independent directors.

At our Meeting, the following nominees will be elected, each for a one-year term.

Nominees	Age	Director Since	Principal Occupation	Committees	Independent*	Experience/ Skills/Qualifications
William E. Albrecht	64	2015	Executive Chairman, California Resources Company	Audit NCG		•	Current Executive Chairman of a public company
						•	Various executive positions with extensive managerial oversight
						•	Over 35 years in the oil and gas industry
						•	Petroleum engineer
Thomas P. Burke	48	2014	CEO & President, Rowan Companies plc	Executive		•	Current CEO & President
						•	Extensive managerial and industry experience
Sir Graham Hearne	78	2004	Former Chairman and CEO, Enterprise Oil plc Independent Lead Director, Rowan Companies plc	Compensation Executive NCG (Chair)		•	CEO, Chairman and CFO positions
						•	Energy, investment banking and legal sector experience
						•	Public company directorships
Thomas R. Hix	68	2009	Business consultant and	Audit		•	CFO and CPA
			former CFO, Cameron International Corporation	Compensation (Chair) Executive		•	Financial, management and M&A experience
						•	Public company directorships
Jack B. Moore	62	Nominee	Chairman of the Board and former CEO, Cameron International Corp.	To be appointed upon election		•	CEO and Chairman positions
						•	Over 35 years in oil field service and energy industry
						•	Extensive management and leadership experience in the oilfield services and energy industries
						•	Public company directorships
Suzanne P. Nimocks	57	2010	Former Director, McKinsey & Company	Compensation HSE (Chair)		•	Global management consulting and energy sector experience
						•	Public company directorships
P. Dexter Peacock	74	2004	Former Managing Partner, Andrews Kurth LLP	HSE NCG		•	Legal, management, M&A, and international transactions experience
						•	Public company directorships
John J. Quicke	66	2009	Former Managing Director and Operating Partner, Steel Partners LLC, and Chairman of the energy group of Steel Excel, Inc.	Audit Compensation		•	CEO, COO and CPA positions
						•	Shareholder activism background
						•	Operational and manufacturing experience
						•	Public company directorships
Tore I. Sandvold	68	2013	Executive Chairman of Sandvold Energy AS; Former Director General, Norwegian Ministry of Industry, Oil & Energy and Executive Chairman, Petoro AS	Audit HSE		•	Energy, regulatory policy and international sector experience
						•	Public company directorships

*	As determined by the Board of Directors

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Other Proposals

Amendment to 2013 Incentive Plan

We are seeking shareholder approval of an amendment (the “Amendment”) to the 2013 Rowan Companies plc Incentive Plan to, among other things, increase the aggregate number of Class A ordinary shares with respect to which awards may be granted under the Plan. Pursuant to the Amendment, we are seeking an additional 7,800,000 million shares.

The Company is requesting approval of the Amendment because the remaining unissued shares in the Plan are expected to be insufficient to cover anticipated grants of awards during the remainder of 2016 and annual grants of awards anticipated to be made in 2017. The increase in shares under the Plan is intended to provide the Company with additional shares for the grant of share-based awards to eligible participants, thereby linking their compensation to shareholder value creation. The Board believes that the increase in the aggregate number of Class A ordinary shares is necessary and desirable to accomplish the objectives of the Plan and is in the best interest of the Company’s shareholders.

Approval of the Amendment is necessary for the Company to continue to:

•	retain talented executives and motivate employees;

•	make a significant portion of each executive’s pay variable and at-risk; and

•	align the interests of the management team with shareholders.

The Amendment will become effective only if it is approved by the Company’s shareholders, and approval of the Amendment is recommended by the Board.

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CORPORATE GOVERNANCE

Governance Highlights

The Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust in the Company. Highlights include:

BOARD AND GOVERNANCE PRACTICES

Size of Board*	9 members
Average Age of Nominees	65 years
Average Tenure of Nominees	5.3 years
Number of Independent Directors**	8 out of 9
Independent Audit, Compensation and Nominating & Corporate Governance Committees	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Independent Lead Director during 2015 / Independent Non-Executive Chairman in 2016***	Yes
Regular Executive Sessions of Independent Directors	Yes
Regular Board, Committee and Individual Director Self-Evaluations	Yes
Equity Grants to Non-Executive Directors	Yes
Number of Board Meetings Held	5
Code of Business Conduct Applicable to Directors	Yes
Corporate Compliance Program	Yes
Policy on Related Person Transactions	Yes
Board-Level Health, Safety and Environment Committee	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Vote on Executive Compensation	Yes
Mandatory Vote on Director Compensation at least every three years	Yes
Shareholder Ability to Call Special Meetings (5% Threshold)	Yes
Material Restrictions on Right to Call Special Meetings	No
Share Ownership Guidelines	Yes
100% of Directors Owning Shares or Restricted Share Units	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Clawback Provisions	Yes
Shareholder Approved Maximum Caps on Director Compensation (per our U.K. remuneration policy)	Yes
*	Messrs. Fox and Ralls will be retiring from the Board at the end of their terms in April 2016. Eight existing directors are standing for re-election, and the Board has nominated Mr. Moore for election at the Meeting.
**	All nominees, other than Dr. Burke, have been deemed independent by the Board of Directors.
***	Subject to his re-election at the Meeting, the Board will appoint Sir Graham Hearne as the independent, non-executive Chairman upon Mr. Ralls’ retirement in April 2016.

Corporate Governance Actions

The Board recognizes the importance of acting in accordance with the Company’s high principles of corporate governance. Maintaining and enhancing these standards is critical to the effective oversight of the Company’s business and is an important element of fulfilling the Company’s duties to shareholders.

The Board proactively addresses the Company’s corporate governance policies, including effecting corporate governance improvements, recruiting new talent for the management team and the Board, and improving processes and procedures throughout the Company. Specific examples include:

•	Elimination of our classified Board; each of our directors is elected annually;

•	Implementing an independent Board assessment and succession plan in 2014, continuing to review the skills, experience and tenure of each director to ensure appropriate membership, and actively refreshing the Board with the appointment of Mr. Sandvold in 2013, Mr. Albrecht in 2015 and the nomination of Mr. Moore in 2016;

•	Maintaining a majority of independent Board members, and appointing Sir Graham Hearne as the independent Lead Director in connection with the appointment of Mr. Ralls, our former Chief Executive Officer (“CEO”), as Executive Chairman in 2014;

•	Effecting improvements to our Corporate Governance Guidelines, Nominating & Corporate Governance Committee charter and constituent documents to continuously improve our corporate governance;

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•	Phasing out all remaining excise tax gross-ups in change of control agreements by April 2016; thereafter, no executive officers, including NEOs, will have tax gross-up provisions; and

•	Changing our place of incorporation to the U.K., a country with a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights.

In addition, prior to our redomestication to the U.K., we eliminated supermajority voting provisions in our charter documents. However, as a U.K. domiciled company, we are now subject to the U.K. Companies Act 2006 which has mandatory provisions requiring 75% shareholder approval in certain circumstances (which cannot be waived or amended by our shareholders).

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Nominating & Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at www.rowan.com under the heading “Our Company- Governance Documents.”

Board Leadership Structure

•	Chairman: W. Matt Ralls has served as our Executive Chairman from April 2014 until his retirement in April 2016. Subject to his re-election at the Meeting, the Board will appoint Sir Graham Hearne as the independent, non-executive Chairman upon Mr. Ralls’ retirement.

•	Independent Lead Director: Sir Graham Hearne has served our independent Lead Director since April 2014.

•	CEO and President: Thomas P. Burke

The Board of Directors:

•	is comprised of 8 (out of 9) independent directors after the annual shareholders meeting;

•	is comprised of directors with a broad range of leadership, professional skills and experience which, when taken as a whole, complement the nature of our business and support the Company’s long-term strategic focus;

•	had active participation with each director attending 100% of the Board meetings held during his/her service on the Board in 2015;

•	ensures that the Company’s risk management framework is sufficient given the risks related to the Company’s business;

•	regularly considers and addresses Board succession planning to ensure director skills are aligned with the Company’s long-term strategic plan;

•	has access to senior management and independent advisors;

•	engages in a comprehensive self-evaluation process; and

•	approves director compensation arrangements that are designed to encourage performance that aligns the interests of directors with those of shareholders.

The Company’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. During 2015, the Board leadership structure was comprised of an independent director serving as Lead Director, an Executive Chairman (former CEO of the Company), the current CEO serving as a director, and a majority of experienced, active independent directors. The Board believes this structure provided an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. Subject to his re-election at the Meeting, the Board will appoint Sir Graham Hearne to serve as independent, non-executive Chairman upon Mr. Ralls’ retirement in April 2016.

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During 2015, the Lead Director:

•	Presided at all meetings of the Board at which the Executive Chairman was not present, including executive sessions of the independent directors;

•	Served as liaison between the Executive Chairman, CEO and the independent directors;

•	Approved information sent to the Board;

•	Approved meeting agendas for the Board;

•	Approved meeting schedules to assure that there was sufficient time for discussion of all agenda items;

•	Had authority to call meetings of the independent directors and special meetings of the Board;

•	If requested by major shareholders, was available for consultation and direct communication;

•	Was available to the Executive Chairman and CEO for advice and counsel and provided support on issues of significance to the Company;

•	Acted as a focus for the views of the independent directors with respect to the strategic issues facing the Company;

•	Acted as a facilitator for the Executive Chairman and CEO in fulfilling Board duties; and

•	If requested, recommended to the Executive Chairman the retention of outside advisors and consultants who report directly to the Board.

In addition, the Lead Director was invited to attend all meetings of the committees of the Board and was required to serve a minimum term of one year.

Please see “Director Evaluations and Board Succession Plan” below for further discussion regarding our Board succession plan.

Executive Sessions of the Board

During each of our Board’s regularly scheduled meetings, the non-executive directors meet in executive session with the Executive Chairman followed by an executive session of independent directors with the Lead Director presiding.

Director Independence

Majority Independent Board. All directors and nominees up for election, other than our CEO, are independent under NYSE rules as determined by the Board of Directors.

Independent Board Committees. All members of our Audit, Compensation and Nominating & Corporate Governance Committees are independent directors.

Our Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors. In general, the Guidelines require that an independent director must have no material relationship with the Company, directly or indirectly, except as a director. The Board, through the Nominating & Corporate Governance Committee, determines director independence (usually in the first quarter of each year) on the basis of the standards specified by the New York Stock Exchange (NYSE), additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Nominating & Corporate Governance Committee and Board considers relevant. During the review, the Nominating & Corporate Governance Committee and Board consider transactions, charitable contributions by the Company and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The purpose of this review is to determine whether any transactions, contributions or relationships existed that were inconsistent with a determination that the director is independent.

The Board has reviewed relevant relationships between the Company and each non-executive director and director nominee to determine compliance with the NYSE standards and the Company’s standards. The Board has also evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board determined that all non-executive directors and nominees are independent. The Board has also determined that each member of the Audit, Compensation and Nominating & Corporate Governance Committees is independent.

Transactions considered in independence determinations. In recommending that each non-executive director and nominee be deemed independent, the Nominating & Corporate Governance Committee and Board noted that certain of our directors have relationships with, serve on boards of directors of, or own minor interests in, entities with which we may do business. For example:

Mr. Hix is a director of Health Care Service Corporation, the parent company of Blue Cross Blue Shield of Texas, the Company’s health insurance provider, and a director of the general partner of Western Gas Partners, LP, a downstream publicly traded partnership controlled by Anadarko Petroleum Corporation, an exploration and production company which is a drilling customer.

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In 1997, Mr. Peacock retired as a partner of Andrews Kurth LLP, a law firm which has provided certain legal services to the Company from time to time. Such engagement of Andrews Kurth was approved by the Board. Mr. Peacock does not actively practice law or participate in the earnings of the firm and is not eligible for bonuses or other incentive payments from the firm. Like other retired partners of the firm, Mr. Peacock retained the title Of Counsel and receives a fixed annual stipend of $100,000. Payments made by the Company to Andrews Kurth in 2015 were approximately $226,000, which constituted less than 0.1% of the law firm’s gross revenues. In addition, Mr. Peacock’s son is the General Counsel of the general partner of Western Gas Partners, LP, an affiliate of Andadarko Petroleum Corporation.

Mr. Sandvold is a director of Schlumberger Limited, which provides services to the Company in the ordinary course of business. Schlumberger has announced its acquisition of Cameron International Corporation, one of the Company’s primary equipment and service providers. In each case, annual payments made by the Company to each of Schlumberger and Cameron constituted less than 2% of the recipient’s gross revenues.

Mr. Moore retired as Chief Executive Officer of Cameron International Corporation in October 2015 and has served as non-executive Chairman of the Board since his retirement as CEO. However, Mr. Moore will retire as Chairman when the acquisition of Cameron by Schlumberger is consummated, which is expected to occur before our annual meeting of shareholders.

In addition, from time to time, the Company may make a charitable donation in honor of a director. Any contributions are reviewed and approved by the Company’s Charitable Contributions Committee, which is comprised of three officers of the Company. During 2015, in honor of Lord Moynihan’s retirement from the Board, the Company made a charitable donation of $10,000 to a non-profit organization of Lord Moynihan’s choice.

Role of the Board in Risk Oversight

Enterprise Risk Management. Effective risk oversight is an important priority of the Board. Executive management is responsible for the day-to-day management of Company risks through robust internal processes and effective internal controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In connection with its oversight role, the Board evaluates whether the risk management processes designed and implemented by management are integrated with the Company’s corporate strategy, are functioning as designed and that steps are taken to foster a culture in which employees understand their responsibility for acting within appropriate limits, and their ultimate accountability.

The Company’s Internal Audit group facilitates an annual assessment of enterprise risk management. The annual enterprise risk management assessment is designed to take an enterprise view of risk and to identify potential events that may affect the Company, to manage risks to be within the Company’s risk profile and to provide reasonable assurance regarding the achievement of Company objectives.

Each year, the management team and other key employees meet with the Internal Audit group to conduct an assessment of potential risks facing the Company. The management team is comprised of members of senior management, including our Chief Executive Officer. The duties of the management team include the following:

•	Reviewing and approving appropriate changes to the Company’s policies and procedures regarding risk management;

•	Identifying and assessing the severity and likelihood of operational, commercial, strategic, financial, macroeconomic and geopolitical risks facing the Company;

•	Evaluating the effectiveness and adequacy of the Company’s risk management activities and taking additional corrective actions to mitigate risks, if appropriate; and

•	Communicating with the relevant Committees, as applicable, at least once a year with respect to risk management.

The Company’s annual enterprise risk assessment typically occurs during the fourth quarter of each year, followed by a presentation of the results to the Audit Committee during the first quarter of the following year. The Audit Committee reviewed the report in January 2016 and reported to the full Board. Management monitors identified enterprise risks and mitigation plans throughout the year in periodic management meetings and through audits, safety share calls, and analysis of capital decisions.

In addition, the Board and committees play significant roles in carrying out the risk oversight function. In particular:

The Audit Committee oversees risks related to the Company’s financial performance and financial statements, the financial reporting process, internal and external audit functions, tax contingencies, accounting matters, cyber and information technology systems and other exposures. Below are some of the practices the Audit Committee employs:

•	Each of the Company’s independent auditors and the heads of Internal Audit and Compliance report to the Audit Committee at each regular quarterly meeting;

•	The Audit Committee reviews and approves the annual internal audit plan and also receives reports on all internal audits; and

•	The Audit Committee reviews a quarterly report on tax matters that may have a significant impact on the Company.

The Nominating & Corporate Governance Committee is actively involved in CEO succession planning.

The Health, Safety and Environment Committee oversees risks related to the Company’s management of risk in the areas of health, safety and environment. Below are some of the practices the HSE Committee employs:

•	Reviews quarterly and annual statistics regarding safety and environmental incidents, including an in-depth review of the most serious incidents;

•	Reviews the Company’s crisis management, security and emergency response plans at least annually; and

•	Reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters.

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The Board receives periodic reports regarding the Company’s insurance program and is apprised of material variations in coverage or premium cost in connection with each annual insurance renewal.

On a quarterly basis, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company.

The Compensation Committee is responsible for evaluating risks relating to our compensation and benefit plans, and performs an annual review of such risks, typically in first quarter of each year. Below are some of the practices the Compensation Committee employs:

•	All NEO compensation decisions are made by the Committee, which is comprised of independent directors only;

•	The Committee is advised by independent compensation consultants who perform no other work for executive management or our Company;

•	Our executives do not have employment agreements;

•	The Committee manages our compensation programs to be competitive with those of peer companies and monitors our programs against trends in executive compensation on an annual basis;

•	Our compensation programs are designed in a manner we believe appropriately balances short-term and long-term incentives;

•	Our annual cash bonus program is based on a balanced set of metrics. In addition, the Committee considers the achievement of individual performance and overall corporate performance;

•	Annual cash bonuses are paid only after the Audit Committee has reviewed our audited financial statements for the performance year;

•	Our clawback policy applies to incentive compensation and would generally be triggered with respect to an executive officer in the event of a material accounting restatement due to noncompliance with financial reporting requirements, or the commission of fraud by such executive officer; and

•	The Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.

Compensation Risk Management. Management conducts an assessment of the potential risks associated with our incentive compensation practices and policies, and in 2016, determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviews management’s assessment and solicits input from its independent compensation consultant regarding compensation programs and factors which could mitigate or encourage excessive risk taking. In its review, management and the Committee consider the attributes of our programs, including the total mix of compensation vehicles, the metrics and weightings used to determine incentive awards, the process for setting performance targets and validating results, and performance measurement periods. Overall, we believe that our programs include an appropriate mix of fixed and variable features, short- and long-term incentives with compensation-based goals aligning to corporate goals, and maximum reward levels.

Board Evaluations

The Board, committees and each individual director conduct annual performance evaluations to assess the qualifications, attributes, skills and experience represented on the Board and committees and to determine whether the Board, its committees and its individual members are functioning effectively and have key competencies. The Company Secretary oversees the annual review and reports results to the committees and full Board.

Director Selection Process and Board Succession Planning

BOARD SUCCESSION PLANNING	IDENTIFICATION OF QUALIFIED CANDIDATES	MEETINGS WITH SHORTLISTED CANDIDATES	DECISION AND NOMINATION
With input from the Chairman and Lead Director, NCG Committee reviews Board’s needs and qualifications	The NCG Committee identifies qualified candidates and assesses candidates’ skills, experience, background and fit	Board meets shortlisted candidates	Selection of potential directors best qualified to serve the interests of Rowan shareholders

The Nominating & Corporate Governance Committee is responsible for identifying and evaluating Board nominees and for recommending a slate of nominees for election or appointment. In addition, the Nominating & Corporate Governance Committee is responsible for Board succession planning. In 2015, working closely with the full Board and the Executive Chairman and Lead Director, the Nominating & Corporate Governance Committee developed criteria for Board positions, taking into account such factors as it deemed appropriate.

In connection with current Board succession planning, the Executive Chairman and Lead Director conducted in-depth interviews with each director during 2014 to evaluate the Board’s performance, composition, diversity, committee structure and effectiveness; each individual member’s skills, qualifications, independence, contributions and retirement plans; and areas of improvement or additional skill sets needed.

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In January 2015, the Nominating & Corporate Governance Committee reviewed the results of those interviews with the full Board, and presented a multi-year succession and refreshment plan, including ideal qualifications for future nominees:

•	Active or recently retired CEO or COO of a global public company of comparable size and complexity

•	Industry background in exploration and production, oil field services or drilling services

•	International experience or knowledge, particularly in the Middle East

•	Prior board experience

•	Experience, reputation and interpersonal skills that would qualify for consideration as a potential Chairman of the Board

In its assessment, the Nominating & Corporate Governance Committee also considers a candidate’s:

•	Judgment, integrity, values, ethics, experience, reputation and understanding of the Company’s business or other related industries;

•	Ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company;

•	Commitment to representing the interests of all shareholders of the Company;

•	Proven record of success in his or her field and demonstrated ability to evaluate and analyze innovatively;

•	Prior Board and committee experience;

•	Independence and expertise qualifications that satisfy applicable NYSE rules and regulations;

•	Commitment to corporate governance requirements and practices;

•	Ability to govern and provide oversight, while respecting management’s operating and business role;

•	Length of service on the Board (if a current director);

•	Appreciation of multiple cultures and diversity;

•	Commitment to dealing responsibly with social issues;

•	Ability to think independently, to ask difficult questions and to work collaboratively and collegially with other members of the Board to contribute to the effective functioning of the Board as a whole; and

•	Such other factors the Committee determines are relevant in light of the current needs of the Board.

Diversity. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership because the Board believes that a variety of points of view contributes to a more effective decision-making process.

Term Limits. The Company currently has no limits on the number of terms a Director may serve because term limits may cause the loss of experience and expertise important to the optimal operation and succession planning of the Board. However, to ensure that the Board remains comprised of active members able to keep their commitments to Board service, the Nominating & Corporate Governance Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

Based on the criteria described above, the Nominating & Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. From time to time, the Committee also retains executive search firms to identify and review candidates.

Once the Nominating & Corporate Governance Committee has identified a prospective nominee (including prospective nominees recommended by shareholders), it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee considers information provided with the recommendation of the candidate, information obtained through inquiries to third parties and input from Board members, as appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the candidate can satisfy the criteria that the Committee has established. If the Committee determines that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience and report its findings to the Board.

If the Nominating & Corporate Governance Committee decides to proceed with further consideration on the basis of its preliminary review, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, and the full Board makes the final determination whether to nominate or appoint the candidate after considering the Committee’s recommendation.

Shareholder Nominations for Director

Shareholders of record, whose interest in shares, individually or in the aggregate, represents at least 5% of our paid-up share capital, may nominate candidates for election as directors if they follow the procedures and comply with the deadlines specified in our Articles of Association. A copy of our Articles of Association is available to any shareholder who makes a written request to the Company Secretary. Qualifying shareholders may submit in writing recommendations for consideration by the Nominating & Corporate Governance Committee to the Company Secretary at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the Nominating & Corporate Governance Committee to consider. It is expected that, at a minimum, Director nominees would satisfy the standards set by the Nominating & Corporate Governance Committee and meet the criteria of independence and expertise that satisfy applicable NYSE rules and legal regulations.

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Shareholder Proposals

Shareholder proposals intended for inclusion in our proxy materials for our 2017 annual general meeting of shareholders must be submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and received by us at our executive offices no later than the close of business on November 18, 2016. Such proposals should be addressed to the Company Secretary, 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056.

In addition, our Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present a proposal or nominations for the election of directors at an annual general meeting. Any such proposals or nominations must be submitted in accordance with the requirements of our Articles of Association and received no earlier than the 120th day and no later than the 90th day prior to the anniversary of the 2016 annual general meeting of shareholders. As a result, such proposals or nominations submitted pursuant to the provisions of our Articles of Association for our 2017 annual general meeting must be received no earlier than December 29, 2016 and no later than the close of business on January 28, 2017.

In the event that the 2017 annual general meeting of shareholders takes place more than 30 days before or more than 70 days after the anniversary of the 2016 annual general meeting, then alternative cut-off dates will apply in accordance with our Articles of Association. Shareholders are advised to review our Articles of Association, which contain further details and additional requirements about advance notice of shareholder proposals and director nominations.

Communication with Directors

Shareholders and other interested parties may communicate with the Chairman, the chairs of the Audit, Compensation, and Nominating & Corporate Governance Committees of the Board, or with any of our other independent directors, by sending a letter to:

Rowan Companies plc

c/o Company Secretary

Re: Board Matters

2800 Post Oak Blvd., Suite 5450

Houston, Texas 77056

Shareholder Outreach Efforts

Company officers meet routinely with shareholders and investors throughout the year to discuss issues and perspectives relating to the Company, including executive compensation practices. During 2015, management actively engaged with shareholders through approximately 375 one-on-one and group meetings and conference calls, 24 analyst conferences and three non-deal investor roadshows. The Board and Compensation Committee also carefully consider the results from annual shareholder advisory votes, as well as other shareholder input, when reviewing executive compensation programs, principles and policies.

Business Conduct Policies

We have a Code of Business Conduct and Ethics that applies to all of our employees and directors and we have a Code of Ethics for Senior Financial Officers of the Company that applies to our CEO, CFO and chief accounting officer. Both policies are available on our website www.rowan.com under the heading “Our Company-Governance Documents.”

Related Party Transaction Policy

All transactions with related parties must be made in compliance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and our Code of Business Conduct and Ethics. Such transactions must have a legitimate business purpose, and must be on terms no less favorable to us than could be obtained from unrelated third parties.

All executive officers, directors, director nominees and certain employees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related party transaction. In addition, pursuant to our Code of Business Conduct and

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Ethics policy, all directors and employees must report any actual or potential conflicts of interest to our Company Secretary and/ or Compliance Officer. Based on this information, we review the Company’s own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Audit Committee for further review, with consultation with the Board if warranted.

The following transaction was reviewed and approved by the Audit Committee. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

The Company employs an individual who is related to one of our NEOs. Since October 2011, Mr. Matt G. Keller, who is the brother of Mr. Mark A. Keller, our Executive Vice President – Business Development, has served as a sales and marketing director. In 2015, he received approximately $200,000 in base salary, $69,301 in bonus and a grant of restricted share units valued at approximately $100,000 on the grant date.

No Hedging or Pledging Policy

The Company has historically had a policy which prohibited hedging and pledging except in very limited circumstances, with pre-approval. Beginning in 2014, Section 16 insiders, directors and other designated employees were prohibited from entering into any hedging transactions or pledging Company securities. In addition, Section 16 insiders may not hold Company securities in a margin account. The Company requires that executive officers and directors confirm annually that they do not hold any shares subject to any hedging or pledging arrangements.

Political Contributions Policy

The Company generally does not use company funds for political contributions. The Company’s Code of Business Conduct and Ethics prohibits the use of company funds and assets for political contributions, directly or indirectly, without the prior written permission from either the Compliance Officer or the General Counsel. Additionally, the Company’s Charitable Contributions policy prohibits the Company from contributing to political campaigns or parties. The Company has not made any political contributions in the past five years.

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PROPOSALS 1(a) - (i) ELECTION OF DIRECTORS

The Company’s Articles of Association provide that the number of Directors shall be determined by the Board. In 2012, our shareholders approved our Articles of Association, which required the declassification of the Board over a three-year period ending in 2015. Accordingly, beginning at our 2015 annual meeting of shareholders, each nominee now stands for election annually.

Upon the recommendation of the Nominating & Corporate Governance Committee, the Company’s Board of Directors has nominated the following nine candidates to be elected at the Meeting:

a.	William E. Albrecht	f.	Suzanne P. Nimocks
b.	Thomas P. Burke	g.	P. Dexter Peacock
c.	Sir Graham Hearne	h.	John J. Quicke
d.	Thomas R. Hix	i.	Tore I. Sandvold
e.	Jack B. Moore

Each director elected will hold office until the 2017 annual general meeting and until a successor is duly qualified and appointed, or in each case, until his or her earlier death, retirement, resignation or removal. All nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director.

Information with respect to the nominees for directors is set forth below.

Vote Required

If you properly submit a proxy card but do not indicate how you wish to vote, the proxy holders will vote for all of the listed nominees for director. The vote will be held by a separate resolution for each director nominee. A director nominee will be re-elected if approved by an ordinary resolution (i.e., a simple majority of the votes cast “For” or “Against,” in person or by proxy, provided a quorum is present). Abstentions and “broker non-votes” will not affect the voting results.

Recommendation of the Board

The Nominating & Corporate Governance Committee and the Board recommend that the shareholders vote FOR each of the ordinary resolutions to elect the director nominees at the Meeting to serve until the 2017 annual general meeting of shareholders or until their successors are duly elected and qualified.

Nominees for Re-Election

Our Board is comprised of highly qualified individuals with unique and special skills that we believe assist in effective management of the Company for the benefit of our shareholders. Each of our nominees possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of our Board.

William E. Albrecht

Age 64

Director since 2015
Independent Director

Principal Occupation: Executive Chairman, California Resources Corporation, a publicly traded oil and natural gas exploration and production company

Business Experience, Specific Qualifications and Skills:

•	Over 35 years in the domestic oil and gas industry
•	Executive Chairman of California Resources Corporation since July 2014
•	Vice President of Occidental Petroleum Corporation from May 2008 to July 2014, President of Oxy Oil & Gas, Americas from January 2012 to July 2014, and President of Oxy Oil & Gas, USA from April 2008 to January 2012, with extensive managerial oversight over upstream assets
•	Executive officer of EOG Resources, a domestic energy producer, for eight years, including Vice President of acquisitions and engineering
•	Petroleum engineer for Tenneco Oil Company for ten years
•	Former Chairman of the Board of Trustees of Spindletop Charities International
•	Former Captain in the U.S. army
•	Credentialed by the National Association of Corporate Directors as a Board Leadership Fellow

Current Public Company Directorships:

•	California Resources Corporation

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Thomas P. Burke

Age 48

Director since 2014

Principal Occupation: Current Chief Executive Officer and President

Business Experience, Specific Qualifications and Skills:

•	CEO of the Company since April 2014, and President since March 2013
•	Industry experience serving as Chief Operating Officer of the Company from July 2011 to March 2013, and CEO and President of LeTourneau Technologies, Inc., a subsidiary of the Company, from December 2009 to June 2011
•	Division President from 2006 to 2009 and Vice President of Corporate Development from 2004 to 2006 of Complete Production Services, an oilfield services company
•	Membership in International Association of Drilling Contractors (IADC) – Chairman, and American Petroleum Institute (API) – Board of Directors

Current Public Company Directorships: None

Sir Graham Hearne

Age 78

Director since 2004
Independent Lead Director (2015)

Independent Non-Executive Chairman (subject to election, 2016)

Principal Occupation: Former Chairman of Enterprise Oil pc, an oil and gas exploration and production company from 1991 until his retirement in 2002 when it was acquired by Shell and CEO from 1984 to 1991

Business Experience, Specific Qualifications and Skills:

•	CEO or Chairman for 19 years for an independent exploration and production company with extensive international operations
•	Chief Financial Officer of a major U.K. public company for three years
•	Over 40 years of experience as an independent director for a number of public and private enterprises
•	Significant experience as a member of compensation, audit and governance committees
•	Extensive investment banking and legal experience

Current Public Company Directorships:

•	Genel Energy plc

Prior Public Company Directorships:

•	Catlin Group Limited, a global specialty property and casualty insurance company, from 2003 until retirement in 2012 (Non-executive chairman)
•	Bumi plc
•	Braemar Shipping Services Group plc (former non-executive chairman)

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Thomas R. Hix

Age 68

Director since 2009
Independent Director

Principal Occupation: Independent business consultant since January 2003

Business Experience, Specific Qualifications and Skills:

•	Former Senior Vice President of Finance and CFO of Cameron International Corporation, an oil and gas products and services company, from 1995 to 2003 with extensive financial and mergers and acquisitions experience
•	Board member of a public exploration and production company and public board service for 15 years
•	Significant experience as a member of compensation and audit and committees of publicly traded companies
•	Significant management experience in offshore contract drilling
•	Former Certified Public Accountant (“CPA”)
•	Director of Health Care Service Corporation (the parent company of Blue Cross and Blue Shield, the Company’s health insurance provider), Finance Committee Chairman

Current Public Company Directorships:

•	Western Gas Equity Partners LP (an affiliate of Anadarko Petroleum)
•	EP Energy Corp.

Prior Public Company Directorships:

•	TODCO
•	El Paso Corporation

Suzanne P. Nimocks

Age 57

Director since 2010
Independent Director

Principal Occupation: Former Director (Senior Partner) of McKinsey & Company, a global management consulting firm, from June 1999 to March 2010

Business Experience, Specific Qualifications and Skills:

•	McKinsey management consultant for over 20 years, since 1989, including leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice, Risk Management Practice and Strategy Practice
•	Member of the firm’s worldwide personnel committees for many years
•	Manager of the Houston office for eight years including significant management expertise gained from managing a large office of an international consulting firm
•	Service on compensation, audit and corporate governance committees of publicly traded companies, including as chairperson of a compensation committee and a finance committee

Current Public Company Directorships:

•	ArcelorMittal
•	Encana Corporation
•	Owens Corning

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P. Dexter Peacock

Age 74

Director since 2004
Independent Director

Principal Occupation: Former Managing Partner of Andrews Kurth LLP, a law firm, and a Partner at the firm until he retired in 1997

Business Experience, Specific Qualifications and Skills:

•	Of Counsel to Andrews Kurth since 1997
•	Experience managing a large law firm
•	Expertise in mergers, acquisitions and securities law with over 35 years as a practicing attorney
•	Advisor to boards of directors of public companies for over 30 years
•	Extensive international transactional experience
•	Service on the boards of international and domestic companies

Prior Public Company Directorships:

•	Cabot Oil & Gas Corporation

John J. Quicke

Age 66

Director since 2009
Independent Director

Principal Occupation: Retired as Managing Director and an operating partner of Steel Partners LLC, a global management firm, as of December 31, 2015 (a position held since 2005); Chairman of the energy group of Steel Excel, Inc. since January 2016

Business Experience, Specific Qualifications and Skills:

•	Previously served as President, CEO and a director of DGT Holdings Corp. from September 2009 to October 2012
•	Served in various capacities at Sequa Corporation, a diversified manufacturer, including Vice Chairman and Executive Officer (2004-2005), President and COO (1993-2004), and as a director of the company
•	Served as President and CEO of the energy group of Steel Excel, Inc. from March 2013 to December 2015
•	Served as Vice President of Handy & Harman Ltd from 2005 to 2015
•	Board service on ten public companies over 23 years
•	Significant operating experience for over 25 years
•	Financial and accounting expertise, including as a CPA
•	Appointed to Board in 2009 to represent activist shareholder, Steel Partners LLC

Current Public Company Directorships:

•	Steel Excel, Inc.
•	Aviat Network Systems, Inc.

Prior Public Company Directorships:

•	JPS Industries, Inc.
•	DGT Holdings Corp.
•	Angelica Corporation
•	Layne Christensen Company
•	Handy & Harman Ltd.
•	NOVT Corporation
•	Sequa Corporation

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Tore I. Sandvold

Age 68

Director since 2013
Independent Director

Principal Occupation: Executive Chairman of Sandvold Energy AS, an advisory company in the energy business, since September 2002

Business Experience, Specific Qualifications and Skills:

•	Executive Chairman of Petoro AS, the Norwegian state-owned oil company from 2001 to 2002
•	Director General of the Norwegian Ministry of Oil & Energy, with overall responsibility for Norway’s national and international oil and gas policy, from 1990 to 2001
•	Counselor for Energy in the Norwegian Embassy in Washington, D.C. from 1987 to 1990
•	Norwegian Ministry of Industry, Oil & Energy in a variety of positions in the areas of domestic and international energy policy from 1987 to 1990
•	Board member of Lambert Energy Advisory Ltd., Energy Policy Foundation of Norway and Njord Gas Infrastructure
•	Over 30 years of experience in the oil and energy industry
•	Significant international oil and energy policy expertise
•	Service on boards and committees of both private and publicly traded companies

Current Public Company Directorships:

•	Schlumberger Limited
•	Teekay Corporation

Prior Public Company Directorships:

•	Former Chairman and acting CEO of Misen Energy AB

New Nominee for Election

Our Board is pleased to nominate Mr. Jack Moore for election to the Board. Mr. Moore is a highly qualified individual who the Board believes will be a valuable addition to the Board.

Jack B. Moore

Age 62
Nominee

Principal Occupation: Former President and Chief Executive Officer of Cameron International Corp. from April 2008 to October 2015 and Chairman of the Board since May 2011. In October 2015, Mr. Moore became non-executive Chairman of Cameron. Mr. Moore plans to retire as Chairman of the Board when the acquisition of Cameron by Schlumberger is consummated, which is currently expected to occur before our annual meeting of shareholders.

Business Experience, Specific Qualifications and Skills:

•	Extensive operating, management and leadership experience as Vice President and General Manager, Western Hemisphere of Cameron's Drilling and Production Systems group from July 1999 to July 2002, President of the group from July 2002 to January 2007, and Cameron's President and Chief Operating Officer from January 2007 to April 2008
•	Prior to Cameron, served in various management positions with Baker Hughes Incorporated for 23 years
•	Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee of KBR, Inc.
•	Prior audit committee service for a publicly traded company
•	Over 35 years of experience in the energy and oilfield services industry
•	Board of Directors of the American Petroleum Institute (API)
•	Various leadership roles in the energy business community

Current Public Company Directorships:

•	Cameron International Corporation
•	KBR, Inc.

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Directors Retiring and Not Standing for Re-Election

Mr. W. Matt Ralls will be retiring as Executive Chairman of the Board and Mr. Fox will be retiring as director in April 2016 at the end of their terms and will not be standing for re-election. The Board wishes to record its appreciation for Mr. Ralls’ and Mr. Fox’s dedication, commercial insight and wise counsel during their valued service to the Company.

William T. Fox III

Age 67

Director since 2001
Independent Director

Principal Occupation: Former Managing Director of Citigroup responsible for the global energy and mining businesses from 1994 until retirement in 2003

Business Experience, Specific Qualifications and Skills:

•	Financial expertise in corporate finance, accounting and capital markets
•	Over 30 years in commercial banking and lending to energy companies
•	Experience as a director, chairman of the compensation committee and member of the audit committee of a publicly traded company

Current Public Company Directorships:

•	Cloud Peak Energy, Inc.

W. Matt Ralls

Age 66

Director since 2009

Executive Chairman since April 2014

Principal Occupation: Former Chief Executive Officer of the Company from January 2009 to April 2014; President and CEO from January 2009 to March 2013

Business Experience, Specific Qualifications and Skills:

•	Executive Vice President and COO of GlobalSantaFe Corporation, an international contract drilling company, from June 2005 until retirement in November 2007
•	Senior Vice President and CFO of GlobalSantaFe from 1999 to 2005
•	Significant drilling industry and transactional, financial, operational and management experience as CEO, COO and CFO of a publicly traded international drilling company for over 15 years
•	Experience as CFO of a publicly traded exploration and production company
•	Extensive experience as commercial lender to energy industry
•	Service on boards and committees of publicly traded companies
•	Former Chairman of IADC, as well as various other leadership positions within the industry organization
•	American Petroleum Association
•	National Offshore Industries Association (NOIA) - Board of Directors

Current Public Company Directorships:

•	Cabot Oil & Gas Corporation
•	Superior Energy Services, Inc.

Prior Public Company Directorships:

•	Complete Production (prior to its acquisition by Superior Energy Services, Inc.)
•	El Paso Partners, LP
•	Enterprise Partners GP, LP
•	Enterprise Products Partners, LP
•	GulfTerra, LP
•	Kelly Oil and Gas Corporation

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BOARD OF DIRECTORS INFORMATION

Board

The Board held five meetings in 2015 (four in-person quarterly meetings and one telephonic meeting). All of our incumbent directors attended all of the meetings of the Board and committees upon which they served during 2015.

Absent exceptional circumstances, directors are expected to attend annual general meetings of shareholders. All of our current directors attended our annual general meeting of shareholders in 2015.

Our nominees have a mix of skills, attributes and tenure that complement the Board as a whole.

Tenure of Nominees

Committees

The Board has the following committees:

•	Audit
•	Compensation
•	Health, Safety and Environment
•	Nominating & Corporate Governance
•	Executive

Only non-executive, independent directors may serve on the Audit, Compensation, and Nominating & Corporate Governance Committees.

Written Charters. Each committee, other than the Executive Committee, has a written charter. The charters are posted on our website, www.rowan.com under the heading “Our Company-Governance Documents,” and available in print to any shareholder who requests a copy from the Company Secretary.

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The current members of each committee and the number of meetings are shown in the following table.

	Audit Committee	Compensation Committee	Health, Safety & Environment Committee	Nominating & Corporate Governance Committee	Executive Committee
William E. Albrecht(a)
Thomas P. Burke
William T. Fox III(b)	Chair
Sir Graham Hearne				Chair
Thomas R. Hix		Chair
Suzanne P. Nimocks			Chair
P. Dexter Peacock
W. Matt Ralls(b)					Chair
John J. Quicke
Tore I. Sandvold
Number of Meetings in 2015	5	5	4	4	0
Deemed Audit Committee financial experts by the Board of Directors.
(a)	Mr. Albrecht was appointed as director and a member of the applicable committees effective October 28, 2015.
(b)	Messrs. Ralls and Fox will be retiring from the Board at the end of their terms in April 2016. The Board will evaluate which committees to appoint Mr. Moore to after the Meeting.

The Nominating and Corporate Governance Committee evaluates committee membership annually, and typically makes changes, if any, at the second quarter meeting. New directors are appointed to committees when they join the Board, based on experience, qualifications and committee composition.

Audit Committee

Members. Messrs. Fox (Chair), Hix, Quicke and Sandvold served on the Audit Committee during all of 2015. Mr. Albrecht was appointed to the Audit Committee in October 2015. Upon Mr. Fox's retirement, the Board expects to appoint Mr. Quicke as Chairman of the Audit Committee.

Primary Responsibilities. The Audit Committee is directly responsible for the engagement, compensation and oversight of both the U.S. independent registered public accounting firm engaged to issue an audit report on our consolidated financial statements and the independent U.K. auditor firm engaged to act as our U.K. statutory auditors. In addition, the Audit Committee oversees our financial and accounting processes, certain compliance matters, performance of our internal audit function and our enterprise risk management assessment.

Independence and Financial Qualifications. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the U.S. Securities and Exchange Commission (“SEC”) regulations and the NYSE rules, and are financially literate and have accounting or related financial management expertise as such qualifications are interpreted by the Board in its business judgment. The Board has determined that each of Messrs. Fox, Hix and Quicke are qualified as audit committee financial experts within the meaning of SEC regulations.

Compensation Committee

Members. Mr. Hix (Chair), Sir Graham Hearne, Ms. Nimocks and Mr. Quicke served on the Compensation Committee during all of 2015.

Primary Responsibilities. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving evaluation criteria relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of corporate goals and evaluation criteria in order to make a compensation recommendation to the full Board; and

•	Determining CEO and NEO compensation.

In addition, the Compensation Committee advises on director compensation, administers the Company's incentive and equity-based compensation plans, and performs the duties outlined under those plans, including making grants and awards. The Compensation Committee also reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews at least annually the relationship between risk management policies and practices and compensation, and evaluated compensation policies and practices that could mitigate any such risk.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, outside counsel or any other advisors engaged to assist in the evaluation of compensation of directors or executive officers, including sole authority to approve the consultant’s fees and its terms. The Compensation Committee will consider appropriate standards in selecting its compensation consultants consistent with NYSE rules, SEC rules and requirements under the Dodd-Frank Act.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Committee’s charter and under the heading “Compensation Discussion and Analysis” below.

Independence. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the NYSE rules.

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Health, Safety & Environment Committee

Members. Ms. Nimocks (Chair), Mr. Peacock and Mr. Sandvold served on the Health, Safety & Environment Committee during all of 2015. Lord Moynihan retired from the Board at the end of his term in May 2015 at which time Ms. Nimocks was appointed as Chairperson of the Health, Safety & Environment Committee. Mr. Albrecht was appointed to the Health, Safety & Environment Committee in October 2015.

Primary Responsibilities. The Health, Safety & Environment Committee reviews our performance and policies with respect to health, safety and environmental matters and makes recommendations to the Board regarding such matters.

Nominating & Corporate Governance Committee

Members. Sir Graham Hearne (Chair), Mr. Fox, Mr. Peacock served on the Nominating & Corporate Governance Committee during all of 2015. Lord Moynihan served on the Nominating & Corporate Governance Committee until his retirement in May 2015.

Primary Responsibilities. The Nominating & Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Guidelines. In addition, the Nominating & Corporate Governance Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Nominating & Corporate Governance Committee also supervises the Board’s annual review of director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to committee assignments and oversees the Board’s director education practices.

Independence. The Board has determined that all of the members of the Nominating & Corporate Governance Committee are independent within the meaning of the NYSE rules.

Executive Committee

Members. Mr. Ralls (Chair), Dr. Burke, Mr. Fox, Sir Graham Hearne, and Mr. Hix served on the Executive Committee during all of 2015.

Primary Responsibilities. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved under the U.K. Companies Act 2006 to the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

NON-EXECUTIVE DIRECTOR COMPENSATION

Non-executive director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize the substantial time commitments necessary to oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-executive director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses independent consultants, Frederic W. Cook & Co., Inc. (“Cook & Co.”) and FIT Remuneration Consultants LLP (“FIT”), a U.K. compensation consultant, to provide information on current developments and practices in director compensation. Cook & Co. and FIT are the same consultants retained by the Compensation Committee to advise on executive compensation, but they perform no other work for the Company.

Non-executive directors receive compensation consisting of cash and an annual equity award, historically in the form of restricted share units (“RSUs”).

Non-executive directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of the Company.

Annual cash retainers for non-executive directors in 2015 are set forth in the table below. There were no increases to annual cash retainers or the grant date value of annual equity awards from 2014 to 2015. Directors do not receive additional meeting fees.

	2015	% increase from 2014
Annual retainer	$80,000	No increase
Additional retainers:
Lead Director	$20,000	No increase
HSE and NCG Committee Chairs	$10,000	No increase
Audit and Compensation Committee Chairs	$15,000	No increase

No adjustments to annual cash retainers or the grant date value of annual equity awards are anticipated in 2016, other than an additional retainer of $150,000 for the new independent, non-executive Chairman once he is appointed upon Mr. Ralls' retirement.

In addition to cash retainer fees, a significant portion of non-executive director compensation is paid in annual equity awards to align director compensation with the long-term interests of shareholders. In 2015, the RSU annual grant for non-executive directors was approximately $200,000 (based on grant date value). RSUs held by non-executive directors vest in full on the earlier of the date of the annual general meeting subsequent to the grant date or the first anniversary date of the grant and are settled in cash or shares at the discretion of the Compensation Committee upon termination of service from the Board. The Board no longer makes initial sign-on equity grants to new non-executive directors upon joining the Board. Instead, new non-executive directors receive a pro-rated annual equity grant.

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Each RSU awarded to a non-executive director also carries the right to receive, in lieu of cash dividends, an additional number of RSUs equal to the amount of cash dividends, if any, paid by the Company. Such additional RSUs are awarded to the non-executive director on the date on which the Company pays a cash dividend. All RSU and dividend awards to date provide that directors are required to hold them until their departure from the Board.

In 2016, at the election of each director, annual equity awards will be in the form of either restricted share awards (“RSAs”) or RSUs. The economic value and vesting schedule of each type of award is the same, but RSAs will be settled in shares upon vesting (as opposed to RSUs, which settle in cash or shares upon departure from the Board) and dividends with respect to RSAs will be payable in cash upon vesting (as opposed to RSUs, which receive additional RSUs in lieu of dividends). Shares issued in settlement of RSAs will be subject to the Company's share ownership requirements.

As a result of being a U.K. company, non-U.K. resident directors are required to file tax returns in the U.K. in addition to their home country. As with our employees who work outside of their home country, the Company offers U.K. tax return preparation services to the non-U.K. resident directors. Fees paid by the Company for these services are approximately $1,500 for each director who chooses to use such services.

Non-executive directors are not entitled to additional payments or benefits as a result of leaving the Board or death. The non-executive directors are not entitled to any payments or benefits resulting from a change in control of the Company.

In 2015, our non-executive directors received the compensation shown in the table below, plus reimbursement of reasonable expenses.

2015 Non-Executive Director Compensation

Name	Fees Earned in Cash ($)(a)	Grant Date Value of Annual Equity Awards ($)(b)(c)(d)	Grant Date Value of Additional RSUs in lieu of Cash Dividends ($)(c)	Total ($)
William E. Albrecht(e)	13,600	99,997	533	114,130
William T. Fox III	95,000	199,994	20,567	315,561
Sir Graham Hearne	110,000	199,994	19,289	329,283
Thomas R. Hix	95,000	199,994	15,204	310,198
Lord Moynihan(f)	30,000	—	4,394	34,394
Suzanne P. Nimocks	86,000	199,994	12,047	298,041
P. Dexter Peacock	80,000	199,994	19,289	299,283
John J. Quicke	80,000	199,994	15,204	295,198
Tore I. Sandvold	80,000	199,994	7,920	287,914
(a)	Reflects retainers earned with respect to Board service in 2015.
(b)	On the date of our 2015 annual general meeting of shareholders, each non-executive director received an annual grant of RSUs under the Company’s incentive plan equal in grant date value to approximately $200,000. The value reported reflects the aggregate grant date fair value related to the awards based upon the number of RSUs granted and the grant date fair market value of $21.31 per share calculated in accordance with ASC 718. We account for RSUs granted to non-employee directors as a liability award under ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Form 10-K.
(c)	Pursuant to the terms of the award notices, non-executive directors received additional RSUs in lieu of cash dividends in March 2015, May 2015, August 2015 and November 2015. The market value per RSU was $20.44, $22.90, $15.59, and $19.03, respectively, on the applicable dividend payment date. As of December 31, 2015, the aggregate number of RSUs, including RSUs issued in lieu of cash dividends, held by each non-executive director was as follows:

Name	Number of RSUs Held
William E. Albrecht	5,374
William T. Fox III	54,586
Sir Graham Hearne	51,317
Thomas R. Hix	40,993
Lord Moynihan	—
Suzanne P. Nimocks	33,013
P. Dexter Peacock	51,317
John J. Quicke	40,993
Tore I. Sandvold	22,549
(d)	We have not issued share options to non-executive directors since 2004 and there are no outstanding options held by non-executive directors as of December 31, 2015.
(e)	Mr. Albrecht was appointed to the Board effective October 28, 2015 and received a prorated annual grant of RSUs.
(f)	Lord Moynihan retired from the Board effective May 1, 2015 and did not receive an annual RSU grant in 2015. Vested RSUs previously earned for service were settled as of his retirement date. At the discretion of the Compensation Committee, Lord Moynihan’s RSUs were settled in 18,617 shares and the remainder in cash, for an aggregate dollar value of approximately $944,800 based on the fair market value per share of $21.31 on the settlement date.

Executive Director Compensation. In 2014 and 2015, the Board approved a compensation package for each of Mr. Ralls and Dr. Burke in connection with their serving as Executive Chairman and CEO, respectively. Dr. Burke and Mr. Ralls are both employees of the Company and do not receive any additional compensation for serving as a director.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of outstanding shares as of March 1, 2016 for the following persons:

•	Each director or nominee;

•	Our NEOs; and

•	All of our directors, director nominees and executive officers as a group.

As of March 1, 2016, none of the shares shown below were pledged. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below. None of the officers or directors owns one percent or more of our shares.

					Aggregate
	Restricted				Beneficial	Percent of
	Shares(a)	RSUs(b)	Shares	Options/SARs(c)	Ownership	Class(d)
Directors (including nominees):
William E. Albrecht	–	5,374	–	–	5,374	*
Thomas P. Burke (NEO)	–	23,839	80,171	–	104,010	*
William T. Fox III	–	54,586	11,650	–	66,236	*
Sir Graham Hearne	–	51,317	7,185	–	58,502	*
Thomas R. Hix	–	40,993	5,000	–	45,993	*
Jack B. Moore	–	–	–	–	–	*
Suzanne P. Nimocks	–	33,013	1,200	–	34,213	*
P. Dexter Peacock	–	51,317	10,505	–	61,822	*
John J. Quicke	–	40,993	2,000	–	42,993	*
W. Matt Ralls (NEO)	–	256,122	234,270	100,000	590,392	*
Tore I. Sandvold	–	22,549	5,000	–	27,549	*
Other NEOs:
Stephen M. Butz	–	–	7,688	–	7,688	*
T. Fred Brooks	–	7,962	27,618	–	35,580	*
Mark A. Keller	–	44,903	196,128	6,372	247,403	*
Melanie M. Trent	–	7,924	25,583	–	33,507	*
All Directors, Nominees and Executive Officers, including NEOs, as a group (16 persons)	–	644,027	667,198	106,372	1,417,597	1.14%
*	Ownership of less than one percent of the shares issued and outstanding.
(a)	As of March 1, 2016, all restricted share awards previously granted to executive officers had vested.
(b)	Includes (i) in the case of non-executive directors, RSUs that are vested or will vest on or before April 30, 2016 and, in the case of employees, RSUs that are no longer at risk of forfeiture due to the Company’s retirement policy and (ii) RSUs that will vest between March 1, 2016 and April 30, 2016. As to non-executive directors, RSUs are granted annually but are not settled (in cash or shares) until termination of service from the Board. For executive officers, RSUs are granted annually and generally vest and are settled in shares in one-third increments annually. Unlike restricted shares, RSUs do not carry voting rights prior to the issuance of shares upon settlement.
(c)	Includes shares that could be acquired through April 30, 2016 by the exercise of share options or share appreciation rights (“SARs”). The number of shares issuable under SARs is based on the fair market value per share on March 1, 2016 of $13.30, but excludes SARS for which the exercise price is above $13.30. All options are fully vested.
(d)	Based upon 124,825,724 issued and outstanding shares on March 1, 2016, which excludes for these purposes 1,121,700 shares held by an affiliated employee benefit trust. For purposes of computing the percentage of shares held by the persons above, includes outstanding RSUs, options and SARs for that person and any group of which that person is a member that vest or otherwise could be acquired by such person through April 30, 2016, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

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5% Beneficial Owners. As of March 1, 2016, the Company did not know of any person who beneficially owned in excess of 5% of our outstanding shares, except as set forth in the table below:

5% Beneficial Owner	Shares Beneficially Owned	Percent of Class
AJO, LP(a) 230 S. Broad Street, 20th Floor Philadelphia, PA 19102	15,620,733	12.5%
Blue Harbour Group, LP(b) 646 Steamboat Road Greenwich, CT 06830	9,783,812	7.8%
BlackRock, Inc.(c) 55 East 52nd Street New York, NY 10055	8,838,208	7.1%
The Vanguard Group, Inc.(d) 100 Vanguard Boulevard Malvern, PA 19355	8,729,085	7.0%
Dimensional Fund Advisors LP(e) Building One 6300 Bee Cave Road Austin, Texas 78746	8,325,463	6.7%
Mackenzie Financial Corporation(f) 180 Queen Street West Toronto, Ontario M5V 3K1	7,678,219	6.2%
(a)	As reported on Schedule 13G/A (filed with the SEC on February 9, 2016) by AJO, LP (“AJO”).AJO reports sole voting power over 9,347,623 shares and sole dispositive power over 15,620,733 shares. The securities are owned of record by clients of AJO. No such client is known to own more than five percent of this class of securities.
(b)	As reported on Schedule 13D/A (filed with the SEC on September 23, 2014, which is the most recent filing) filed jointly by Blue Harbour Group, LP (“Blue Harbour”), Blue Harbour Holdings, LLC (“Blue Harbour LLC”), and Clifton S. Robbins (“Robbins”). Each of Blue Harbour, Blue Harbour LLC and Robbins share dispositive voting power over 9,783,812 shares. Blue Harbour LLC is the managing member of Blue Harbour, and Robbins is the managing member of Blue Harbour LLC.
(c)	As reported on Schedule 13G/A (filed with the SEC on January 27, 2016) by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of these shares through various of its subsidiaries: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Life Limited. BlackRock has sole voting power over 8,394,502 shares and sole dispositive power of 8,838,208 shares.
(d)	As reported on Schedule 13G/A (filed with the SEC on February 10, 2016) by The Vanguard Group, Inc. and certain of its subsidiaries (“Vanguard”). Vanguard reports sole voting power over 89,631 shares, shared voting power over 6,100 shares, sole dispositive power over 8,640,854 shares and shared dispositive power over 88,231 shares. Of the 8,729,085 shares beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 82,131 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 13,600 shares as a result of its serving as investment manager of Australian investment offerings.
(e)	As reported on Schedule 13G (filed with the SEC on February 9, 2016) by Dimensional Fund Advisors LP and certain of its subsidiaries (“Dimensional Fund”). Dimensional Fund reports sole voting power over 8,219,429 shares and sole dispositive power over 8,325,463 shares. Dimensional Fund furnishes advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.
(f)	As reported on Schedule 13G/A (filed with the SEC on February 11, 2016) by Mackenzie Financial Corporation and certain of its subsidiaries (“Mackenzie”). Mackenzie reports sole voting power over 7,678,219 shares and sole dispositive power over 7,678,219 shares.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2015 with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A to be filed with the SEC.

Compensation Committee of the Board of Directors

Thomas R. Hix, Chairman
Sir Graham Hearne
Suzanne P. Nimocks
John J. Quicke

February 24, 2016

In accordance with the recommendation of the Compensation Committee, the Board approved inclusion of the Compensation Discussion and Analysis in this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2015, the Compensation Committee was comprised of Messrs. Hix, Hearne and Quicke and Ms. Nimocks, all of whom were independent non-executive directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers for 2015

Officer	Title
Thomas P. Burke	President and CEO
W. Matt Ralls	Executive Chairman
Stephen M. Butz	Executive Vice President, CFO and Treasurer
Mark A. Keller	Executive Vice President, Business Development
Melanie M. Trent	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary
T. Fred Brooks	Senior Vice President, Operations

Executive Compensation Summary

NEOs:

•	Receive compensation that is tied to share price performance, thereby aligning a significant portion of executive compensation payouts with the interests of shareholders;

•	Are evaluated using a variety of quantitative metrics, including total shareholder return relative to a peer group;

•	Are subject to compensation clawback provisions;

•	Generally participate in the same benefits that are available to other employees;

•	Have limited perquisites;

•	Do not receive excise tax gross-up protections (currently only one NEO has an original tax gross-up which the Company will terminate in April 2016 in accordance with the terms of that agreement);

•	Receive dividends on restricted share units only to the extent the awards are earned and in proportion to the shares actually earned;

•	Are restricted from hedging or pledging shares; and

•	Are subject to share ownership guidelines.

Strong Performance in 2015 Despite Challenging Market Conditions

2015 was a transformational year for Rowan, culminating with the successful execution of our long-term strategic plan and entry into the ultra-deepwater drilling market. During 2014 and into 2015, we completed all four of our newbuild state-of-the-art drillships, all of which were under long-term contracts prior to completion. In addition, all four drillships successfully commenced operations, with our third and fourth drillship commencing operations in 2015 ahead of schedule. The Company also had a solid financial and operating performance during 2015 despite challenging market conditions for offshore drilling services, and ranked first in terms of relative total shareholder return (TSR) compared to its peer group for both the one-year and three-year periods ending December 31, 2015. As a result of management’s timely strategic decisions, numerous cost cutting measures and conservative financial position, we believe Rowan is well-positioned to navigate the challenging market ahead.

During 2015, we successfully managed our business and achieved the following:

•	completed our newbuild ultra-deepwater drillship program with the successful construction, contracting and commencement of operations of all four drillships; our third and fourth drillships were successfully completed under budget, and our third and fourth drillships went on contract during 2015, commencing operations ahead of schedule;

•	reported our best safety record in recent history with a 30% improvement in total recordable incident rate (TRIR) over the previous year;

•	achieved strong out-of-service and operational downtime performance on both our jack-up rigs and ultra-deepwater drillships;

•	completed the sale of three idle jack-up rigs despite reduced demand for older assets;

•	advanced our drilling performance initiative;

•	maintained our investment grade ratings during 2015 and were the only company in our peer group that was not downgraded since December 2014;

•	successfully upsized our revolving credit facility from $1.0 billion to $1.5 billion and extended the maturity date despite a significant tightening of credit for oilfield service companies;

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•	strengthened our liquidity with nearly $2 billion, approximately $800 million above expectations, with approximately $485 million in cash, nearly $290 million above our original forecast;

•	retired approximately $98 million of public notes which would have become due over the next four years, eliminating over $21 million of interest over the same time period;

•	maintained a relatively low debt position compared to our peers;

•	streamlined our operations and implemented numerous cost control measures, including reducing:

–	operating costs by approximately 14%;

–	selling, general and administrative costs by approximately 8%;

–	non-newbuild related capital expenditures by approximately 49%; and

•	improved our asset and inventory tracking processes.

As a result of the effective commencement of ultra-deepwater operations and significant cost reductions, Rowan generated adjusted EBITDA* of approximately $1.03 billion in 2015, the highest adjusted EBITDA in the Company’s history, and also outpaced its peer group in terms of one-year revenue and EBITDA growth.

*	For a reconciliation of adjusted EBITDA to a U.S. GAAP financial measure please see the Company’s year-end earnings release filed on Form 8-K.

Rowan Achieved Top of Compensation Reference Group in One-Year Revenue and EBITDA Growth

Company	Revenue Growth*
Rowan Companies	+17.1%
Atwood Oceanics	+11.4%
Noble Corp	+3.6%
Vantage Drilling	-2.1%
Ensco	-11.0%
Diamond Offshore	-13.8%
Transocean	-24.2%
Hercules Offshore	-52.5%
Rowan’s Rank	1 of 8

Company	EBITDA Growth*
Rowan Companies	+45.6%
Noble Corp	+26.5%
Atwood Oceanics	+22.2%
Diamond Offshore	-5.8%
Vantage Drilling	-6.5%
Ensco	-11.7%
Transocean	-20.9%
Hercules Offshore	-97.7%
Rowan’s Rank	1 of 8

*	Information provided by Cook & Co. from Standard & Poor’s Capital IQ as of March 9, 2016. Represents financial results for the year ended December 31, 2015 except for Hercules Offshore and Vantage Drilling whose financial information is for the twelve-month period ending September 30, 2015. Such companies have not yet filed Forms 10-K disclosing year-end results.

Rowan at Top of Performance Peer Group in Relative Total Shareholder Return

Due to Rowan’s strong execution, significant backlog and solid balance sheet, we outperformed our PU peer group, ranking first in relative total shareholder return (TSR) for both the one-year and three-year periods ending December 31, 2015, despite the dramatic decline in oil and gas prices during the year and a weak offshore drilling market.

ROWAN’S RELATIVE TSR AT TOP OF PEER GROUP

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Performance-Related Compensation Highlights

Key performance-related compensation outcomes for 2015 included the following:

•	Rowan ranked first among its peers on a one-year and three-year relative TSR basis for the periods ended December 31, 2015. The relative TSR performance resulted in an aggregate payout of 168% of target for the total performance period related to performance units granted in 2013, and

•	The annual cash incentive plan paid out above target at 152.5% based on outstanding achievement of 2015 objectives.

2016 NEO Compensation and Changes to Compensation

Given current industry conditions, management of the Company recommended, and the Compensation Committee and the Board agreed, that no increases to base salary, annual incentive target multiples or long-term incentive target multiples would be made in 2016 for any of the NEOs. As a result, NEO base salaries, short-term and long-term target percentage have not increased since 2014 other than with respect to promotions.

In addition, at management’s recommendation, the Compensation Committee and Board determined that given current challenging market conditions, the maximum payout with respect to the 2016 AIP metrics component will be capped at 150% of target for NEOs and certain other executive officers.

Compensation Philosophy and Goals

We operate in a highly cyclical and competitive global offshore drilling market with relatively few publicly traded peers. The offshore drilling environment is strongly influenced by the factors shown below that significantly affect strategic long-term decision making and company performance over time. Retaining and motivating executives who understand and can evaluate this complex business and operating environment is key to our success. These factors include:

•	complex technical expertise;

•	overarching effect of global oil and gas markets;

•	large concentrated capital investments with long payback horizons;

•	demand for employees with highly specialized skills sets;

•	cyclical nature of oil and gas demand and pricing;

•	stringent and evolving customer demands; and

•	impact of laws, regulations, customs, safety and environmental considerations around the world.

These factors also influence how we design and administer our executive pay programs to ensure they are competitive and drive superior company performance. We believe the design of our executive compensation programs in order to retain and motivate executive talent and encourage good long-term business decisions is key to the Company’s success, particularly during a market downturn. Most notably, these influences are seen in the following:

•	our annual incentive plan design which includes financial, operational and strategic measures;

•	our mix of long-term incentive compensation vehicles, including restricted shares, RSUs and PUs linked to performance-based and/or time-based vesting conditions;

•	our process for comparing executive compensation against a small group of primary offshore drilling peer companies of varying sizes. This is necessary because:

–	our business requires executives with highly specialized industry experience;

–	there are a limited number of truly comparable companies from which to recruit this specialized executive talent; and

–	compensation levels and practices in the offshore drilling industry are not driven by company size but rather by highly specialized offshore drilling industry expertise.

We believe our executive compensation programs are closely aligned with our shareholders as follows:

What We Do
Maintain minimum share ownership guidelines
Maintain clawback provisions that allow us to recoup compensation made under our incentive plans
Use independent compensation consultants
Award incentive compensation that is intended to qualify for deductibility under Section 162(m) of the U.S. Internal Revenue Code
Use relative Total Shareholder Return (TSR) metric for our Performance Units
Perform an annual risk assessment of our executive compensation programs
Prohibit hedging and pledging by insiders
Provide at least 50% of our long-term incentive mix in the form of performance-based awards

What We Don’t Do
Provide excise tax gross-ups to executives; we have committed to phase out all excise tax gross-ups by April 2016 (currently only one NEO has an excise tax gross-up)
Allow “single-trigger” cash payments upon a change-in-control
Allow repricing of underwater stock options without shareholder approval
Provide employment agreements to NEOs
Provide significant perquisites to NEOs

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Executive Compensation Program Objectives

Our compensation philosophy is to offer pay programs that motivate executive management to make decisions leading to the long-term creation of shareholder value. In order to do this, the programs must reflect the complexities and nuances of the offshore drilling industry against which we compete for executive talent. We take a long range view of the market, and reward tactical, strategic, and financial performance. We also attempt to balance the incentive leverage of our programs so they motivate management to take appropriate risks, while responding to year-over-year changes in company performance. Our philosophy also deemphasizes indirect elements of compensation such as perquisites.

To reward both short- and long-term performance and to further our compensation objectives, the Committee has structured our executive compensation program by focusing on the following key objectives:

Objectives	How We Meet Our Objectives
Attract and retain knowledgeable, experienced and high performing talent

Provide a competitive total pay package taking into account base salary, incentives and benefits in order to attract, retain and motivate our employees.

Regularly evaluate our pay programs against the competitive market of our offshore drilling reference group, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance. We use the results of this analysis as context in making pay adjustments.

Compete effectively for the highest quality people who will determine our long-term success.

Pay for performance and reward the creation of long-term shareholder value

Provide a significant portion of each NEO’s potential total direct compensation in the form of variable compensation.

Align our executive compensation with short-term and long-term performance of the Company.

Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs.

Tie payment on our performance units to our relative TSR performance compared to our offshore drilling peer group.

Reward employees for implementing strategic objectives that further long-term shareholder value.

Drive and reward performance that supports our core values

Annual incentive program includes specific targets related to health, safety and the environment.

Uphold the highest level of integrity by maintaining a clawback policy for awards made under our incentive plans.

Create a culture of continuous improvement by using incentives to increase earnings and improve cost effectiveness.

Emphasize financial and operational performance measures that contribute to value creation over the longer term.

Allow limited discretion in application of incentive awards to ensure solid individual performance is rewarded and to reduce awards if objectives are not met.

Address the complexities in managing a highly complex and cyclical global business that is subject to world demand for oil and gas

Annual incentive program includes five distinct metrics that drive company performance and reward managers for achievements.

Long term incentive plan utilizes a combination of share price performance and full-value awards, balancing retention and appreciation through the business cycles.

The cash-based performance unit component of the long-term incentive plan measures relative TSR to ensure close alignment with our shareholders.

Provide a significant percentage of total compensation that is variable and at risk	Annual and long-term incentive compensation constitutes, on average, more than 80% of total direct compensation for NEOs.
Motivate management to take prudent but not excessive risks

Pay programs emphasize long-term incentive compensation with time-based vesting schedules and three year cliff vesting on performance units.

Share ownership guidelines motivate alignment between long-term shareholder value and management decisions.

Utilize multiple performance measures for short-term and long-term incentives, as well as peer comparisons.

Align executive and shareholder interests	Share ownership guidelines for executive officers and directors. Tie significant value of our annual equity grants to share price performance.

Pay-for-Performance

Overall, the Compensation Committee believes that our programs benefit shareholders through stringent pay-for-performance requirements, while also competing effectively in the offshore drilling industry for executive talent. The bar chart below compares the CEO position’s three-year target total direct compensation to the CEO position’s three-year realized total direct compensation and the median target and realized total direct compensation of the compensation reference group.

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For purposes of this chart, target total direct compensation is comprised of the following compensation elements for the past three years:

•	base salary paid;

•	target bonus; and

•	grant date value of restricted shares, RSUs and SARs, and target value of performance units.

Realized total direct compensation is comprised of the following compensation elements for the past three years:

•	base salary paid;

•	actual bonus paid;

•	the value of restricted shares and RSUs granted over the past three years using the December 31, 2015 closing share price;

•	the intrinsic value of SARs using the December 31, 2015 closing share price; and

•	actual performance unit cash payouts for the performance period ending December 31, 2015. For this analysis, no value for the performance units granted in 2014 and 2015 is included because no payout will occur until vesting in 2017 and 2018, respectively.

The table takes into account one year of compensation for Mr. Ralls, and two years of compensation for Dr. Burke, as the analysis reflects the person in the CEO role for each of the three years covered.

Over the past three years, the CEO role realized approximately $4.4 million less total direct compensation than was originally targeted (despite stronger TSR than all of the Company’s peer group over the prior three-year period) due in part to restricted shares, RSUs and SARs having a lower current valuation compared to the original grant date value as a result of the Company’s share price decreasing over the three-year period.

The chart below on the right illustrates the alignment of pay and performance relative to the companies in our compensation reference group by comparing realized pay to TSR as measured by the compound annual appreciation in share price plus the dividends returned to shareholders. The graph shows the percentile ranking for TSR and CEO realized compensation from January 1, 2013 through December 31, 2015 for each of the seven peers and Rowan. (2015 peer compensation data is not yet available)

Over the three-year period from 2013 to 2015, Rowan has had the highest TSR and ranks second highest in realized pay. Its positioning above the blue line indicates that the Company’s relative TSR outperformed its relative realized pay.

CEO TARGET AND REALIZED PAY VS MARKET REALIZED PAY	CEO PAY-FOR-PERFORMANCE ALIGNMENT

Company’s Compensation Reference Group

We operate in a highly competitive and technically complex global offshore drilling market with relatively few publicly traded peers, including several which are significantly larger than we are. We compete with this small group of companies on a daily basis in everything we do, including competing for investors, employees and customers.

Recruiting, hiring, retaining and motivating executives and employees with specialized industry experience necessary to manage and operate our global offshore drilling business is key to our success, particularly during the past several years as the Company has entered the ultra-deepwater drilling sector. As a result, we compete for talent within a small reference group of companies, many of which are larger than us. Compensation levels and practices in the offshore drilling industry are significantly influenced by highly specialized offshore drilling industry experience rather than by company size. The Committee strongly believes that we must compare our executive pay with pay of the most similar offshore drilling reference companies, regardless of size. The Committee uses the reference company data to design and administer our executive pay programs to ensure that our programs remain competitive so that we are able to hire and retain the necessary talent to drive the Company’s success.

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Process for Developing the Compensation Reference Group and Performance Peer Group

The Company utilizes two different groups for compensation decisions:

•	A compensation reference group, which is used to compare executive compensation and to generate information related to broader pay practices; and

•	A performance peer group, which is used to measure relative TSR performance for the Company’s Performance Units.

Each year, the Committee, with its independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), reviews the appropriateness of the Company’s compensation reference group and performance peer group using the following process:

Reviews the current compensation reference group and performance peer group to determine if the number of companies is appropriate and provides statistical validity	Revisits qualifications of all current peers, including size, operations and proxy advisory considerations	Evaluates companies in the offshore drilling industry that are not currently in the compensation reference group and performance peer group	Proposes changes, if any, to the current compensation reference group and performance peer group

It is both the Committee’s and Cook & Co.’s objective view that the Company’s selected compensation reference group and performance peer group listed below is the most appropriate group of companies against which both pay and performance should be compared based on the factors listed below.

2015 Compensation Reference Group and Performance Peer Group

In 2015, the Committee used the following compensation reference group for its executive compensation and pay practice analysis and performance peer group for the relative TSR calculation for the PUs:

	2015 Compensation	2015 Performance
Company	Reference Group	Peer Group for PUs
Atwood Oceanics, Inc.
Diamond Offshore Drilling, Inc.
Ensco plc
Hercules Offshore, Inc.(a)		N/A
Noble Corp plc
Seadrill Limited(b)	N/A
Transocean Ltd.
Vantage Drilling Company(a)		N/A

(a)	Hercules Offshore and Vantage Drilling Company are not included in our performance peer group because the share price of these companies is generally driven by different factors and is more volatile than ours. Hercules generally has lower specification and older assets which are not directly competitive with our higher specification drilling units. Vantage is a small cap company with high debt levels and limited backlog. Hercules and Vantage recently exited bankruptcy proceedings, thus leading to even more volatility in their stock relative to our other selected peers.

(b)	Seadrill is in our performance peer group but was not used in our compensation reference group because compensation data was not publicly available.

Why We Chose Our Compensation Reference Group

Although some of these offshore drilling companies are larger than us in terms of revenue or market capitalization, we compete directly with these companies for investors, employees and customers due to the highly complex nature and demands of our offshore drilling operations. Based on an independent and objective analysis, the Committee and our independent compensation consultant believe that this offshore drilling group is the most appropriate reference group comparison in setting executive compensation levels given:

•	Our world-class, global operations, including our high-spec, harsh environment and ultra-deepwater operations, which compete directly with our larger peers;

•	The technical complexity of our business and need to retain and motivate highly skilled and experienced employees;

•	The specialized nature of our fleet;

•	The global nature of our operations and the necessity of a deep understanding of each market in which we operate;

•	The large-scale capital decisions involved in our offshore drilling operations;

•	The long-lead times associated with market cycles and asset deployment decisions in our business and industry; and

•	Our diverse international customer base, including integrated and national oil companies, with stringent operational demands and requirements.

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In the offshore drilling industry, the quality, experience and competency of employees is a key strategic factor in the performance among peer companies. We must therefore offer competitive compensation compared to our peers, including our larger peers, in order to successfully attract, hire, retain and motivate top offshore drilling talent in this highly complex marketplace. Based on our offshore drilling peer group, we believe our NEOs’ total compensation is in line with market practices as shown in the charts below.

How We Use Our Compensation Reference Group

We use the reference group:

•	As an input, along with compensation survey data, in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	To evaluate share utilization by reviewing overhang levels and annual run rate;

•	To evaluate the form and mix of equity awarded to NEOs;

•	To evaluate share ownership guidelines and other compensation practices;

•	To assess the competitiveness of total direct compensation awarded to NEOs;

•	To validate whether executive compensation programs are aligned with Company performance; and

•	As an input in designing compensation and benefit plans.

The Committee takes into account the varying sizes of companies in the offshore drilling reference group when making pay decisions. Targets for annual and long-term incentive compensation are based on market comparisons with a view to having a significant percentage of variable compensation dependent on individual and company performance.

The Committee reviews comparative information among our reference group for each component of compensation compiled by Cook & Co. The Committee has deliberately not set a percentile target for compensation but rather subjectively considers the competitive conditions and the circumstances of each NEO’s situation, including experience, scope of responsibility, tenure in current position and individual performance. FIT Remuneration Consultants LLP, the Committee’s U.K. compensation consultant, also advises the Company on U.K. compensation issues and practices.

Target Total Direct Compensation Compared to Reference Group

The following charts show that target total direct compensation for our CEO is near the median and for our other current NEOs, excluding the Exceutive Chairman, is above the median of the Company’s reference group in 2015.

CEO TOTAL DIRECT COMPENSATION ($000s)	AVERAGE NEO TOTAL DIRECT COMPENSATION ($000s)

For the charts above, target total direct compensation for the peer companies was calculated using the most recent publicly available data compiled by Cook & Co.

Elements of Executive Compensation

We have three primary elements of total direct compensation for NEOs:

•	base salary;

•	annual short-term incentive; and

•	annual long-term equity-based awards under our long-term incentive plan.

Approximately 85% of our CEO’s and 78% of our NEOs’ total direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs and limited business-related perquisites.

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What We Pay and Why We Pay

What We Pay	Why We Pay
Base Salary	• To attract and retain talent • Fixed base of cash compensation • Approximately 15% and 21% of Total Direct Compensation for the CEO and NEOs (excluding the Executive Chairman), respectively, in 2015
Annual Incentive

• To drive achievement of key business results on an annual basis

• To recognize individuals based on their contributions

• Approximately 15% and 14% of Total Direct Compensation for the CEO and NEOs (excluding the Executive Chairman), respectively, in 2015

• Performance-based and not guaranteed

Long-Term Equity Compensation

• To directly tie interests of executives to the interests of our shareholders

• To retain and motivate key talent

• Approximately 69% and 64% of Total Direct Compensation for the CEO and NEOs (excluding the Executive Chairman), respectively, in 2015

• PUs are performance-based and not guaranteed

Benefits

• To provide a safety net to protect against the financial catastrophes that can result from illness, disability or death

• NEOs generally participate in the same benefit plans as the broader US employee population

• Includes medical, dental, life and disability plans

Perquisites	• Limited perquisites
Retirement Programs	• To provide for basic retirement needs and as an additional means to attract and retain employees • Includes pension plans, retirement savings plans and a benefit restoration plan

The balance among the three elements of total direct compensation is established annually by the Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference group. The Committee also considers pay and employment conditions of other employees within the Company in determining executive compensation. The Committee believes that the design of our compensation program is appropriate and competitive.

Pay Mix

Variable compensation, which includes annual cash bonus and long-term incentives, represents approximately 85% of total compensation for our CEO, and approximately 78% for our current NEOs (excluding the Executive Chairman).

In deriving this figure, we consider our NEOs’ total compensation pay to include 2015 salary rate, target bonus, long-term equity and other (including perquisites). We do not include in this calculation the increase in actuarial value of a historic pension plan shown in the summary compensation table because that figure is based on pension plan accounting and is not indicative of any change in compensation that the NEOs have or may ultimately realize.

CEO PAY MIX	NEO PAY MIX

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Base Salary

Base salaries for our NEOs are determined annually by the Committee. For each NEO, the Committee reviews pay information for such position among our reference group to ensure that NEO salaries remain competitive. The Committee does not target a specific percentile of the market data, but instead takes into consideration the competitive conditions and the circumstances of the individual, such as scope, responsibilities and complexity of the position, tenure, level of expertise and subjective judgment of individual performance. There is no specific weighting given to each factor.

For the CEO, the Committee reviews and discusses the Board’s evaluation of the CEO’s annual performance and makes preliminary determinations about base salary, annual incentive and long-term equity compensation. For NEOs other than the CEO, the Committee reviews the performance of such NEOs and receives an annual recommendation from the CEO as to suggested compensation adjustments, if any. While the Committee examines comparative data related to our reference group provided by Cook & Co., compensation paid at other companies is not a primary factor in the decision-making process. The Committee may recommend adjustments to base salary for annual merit increases, due to promotions or changes in role or to reflect market factors. No increase in base salary is automatic or guaranteed. The Committee then discusses the compensation recommendations for all NEOs, including the CEO, with the full Board and the Board approves final compensation decisions after this discussion.

In February 2015, based on management’s recommendation, the Compensation Committee determined that no increases to base salaries or targets for short and long term compensation for NEOs would be made in 2015 except in connection with promotions.

	% Increase/Decrease
Executive	from Year End 2014	2015 Base Salary
Burke	No increase	$800,000
Ralls	No increase	$700,000
Butz	No increase	$420,000
Keller	No increase	$475,904
Trent	No increase	$400,000
Brooks	No increase	$344,432

Given current industry conditions, management of the Company recommended, and the Compensation Committee and the Board agreed, that no increases to base salary would be made in 2016 for NEOs.

Annual Incentive Compensation

We provide incentive compensation to our executive officers in the form of an annual cash incentive bonus for the purpose of rewarding and recognizing their contributions toward approved Company goals and metrics and encouraging further individual contributions to shareholder value. In 2015, approximately 570 employees, including our NEOs, participated in the Annual Incentive Plan (“AIP”). Each participant in the 2015 AIP had an incentive target denominated as a percentage of base salary. For 2015, the NEOs were eligible to receive incentive target payments at the target percentages in the table below (which were unchanged from the prior year).

Given current industry conditions, management recommended, and the Compensation Committee and the Board agreed, that no increases to annual incentive target multiples would be made in 2016 for NEOs.

	% Increase/Decrease	2015 Target Multiple
Executive	from Year End 2014	(as a % of base salary)(a)
Burke	No increase	100%
Ralls	No increase	100%
Butz	No increase	70%
Keller	No increase	70%
Trent	No increase	70%
Brooks	No increase	60%
(a)	Except for changes to AIP percentages in connection with promotions or new hires occurring during the year, AIP percentage targets are generally effective April 1st of each year. Actual AIP amounts are pro-rated based on the target percentage in effect January 1 through March 31 of each year and the increased target percentage, if any, in effect from April 1 through December 31 of each year.

The target percentage levels for each executive were originally set based on a review of target bonus levels of our compensation reference group and the executive’s relative position, responsibilities and title within the Company.

The 2015 AIP required the Company to achieve an initial performance hurdle of either $100 million or more of 2015 EBITDA or net income of $1 million or more. The initial threshold performance goals were established to preserve the deductibility of AIP awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code for federal income tax purposes, and do not necessarily represent the actual financial results we expect to achieve. If this threshold performance hurdle was met, then a bonus pool under the 2015 AIP for all 2015 bonus awards would be funded at the maximum bonus opportunity, but would be subject to downward adjustment based the Company’s performance against the financial, operational and strategic metrics show below and other factors considered by the Committee. The tax-based performance criteria are set by the Committee and may change from year to year, although the criteria are set forth in our

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shareholder approved incentive plan. Determination of whether the performance criteria are met is made by the Committee after the end of each performance period. While this design is intended to preserve deductibility under tax regulations, the Committee reserves the right to grant non-deductible compensation and there is no guarantee that compensation payable pursuant to the Company’s compensation programs will ultimately be deductible.

2015 AIP: Financial, Operational and Strategic Performance

For the Company’s 2015 AIP, the Company met the initial funding hurdle described above and the bonus pool was fully funded, with the actual AIP payout determined by the Committee based on the Company’s performance against the financial, operational and strategic objectives included in the 2015 AIP as described below. The 2015 AIP comprises a metrics component representing 75% of the target bonus value and a discretionary component representing 25%. The payout under the 75% metrics component may range from 0% to 200% depending on performance against the metrics, or 0% to 150% on a weighted basis. The discretionary 25% of the target bonus value may range from 0% to 50% on a weighted basis.

For 2015, achievement of the metrics was as follows:

	2015 Performance Goals
	Threshold*	Target	Maximum		Resulting				Weighted
Performance	(50% of	(100% of	(200% of	Actual	% of Target				% of Target
Measure	target)	target)	target)	Performance	Achieved	X	Weighting	=	Earned
Adjusted EBITDA(a)	$748.4	$842.0	$935.5	$1,028.2	200%		50%		100%
HSE(b)	≥1.2 TRIR	1.0 TRIR	≤0.8 TRIR	0.74 TRIR	200%		20%		40%
Contracted Non-Productive Time (NPT)(c)	≥4.22%	3.37%	≤2.53%	3.38%	99%		10%		9.9%
Strategic Objectives	(d)	(d)	(d)	exceeded target	100%		20%		20%
TOTAL									169.9%
*	There is no AIP payout below this threshold. AIP payout is interpolated between 50% and 100% as well as between 100% and 200%.
(a)	Adjusted EBITDA has additional bands of 90% of target ($813.9) and 110% of target ($870.0). Adjusted EBITDA is a non-GAAP financial measure. A reconciliation determined in accordance with U.S. GAAP is incorporated by reference to the Company’s year-end earnings release filed on Form 8-K.
(b)	Safety performance is derived from our internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals.
(c)	Contracted Non-Productive Time (“NPT”) refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.
(d)	Strategic objectives include drilling performance, cost control, days payable outstanding (DPO), days sales outstanding (DSO), capital expenditures (Capex), inventory management, and credit ratings components.

The threshold, target and maximum thresholds for each performance metric are rigorously evaluated by the Committee in light of the previous year’s target levels and actual performance levels and current market and operating conditions.

For 2015, in light of weakening market conditions and given that the Company’s newbuild deepwater program was almost completed, the Committee replaced newbuild and upgrade projects metrics with a strategic objectives metric focused primarily on cash and liquidity objectives. In determining the payout for the strategic objectives metric, the Committee evaluated the Company’s achievement levels for key strategic objectives, including drilling performance, cost control measures, including vendor concessions and shore base rightsizing, working capital management, capital expenditures, inventory management and credit ratings. Although the Committee determined that the Company had exceeded expectations on the strategic objectives in the aggregate, the Committee used negative discretion to hold the payout on this metric to 100% of target given the Company’s negative absolute shareholder return in 2015.

For the 25% discretionary component, the Committee considered management’s overall performance in light of significant market and operational challenges during 2015, as well as the strategic accomplishments listed below:

•	the completion of the Company’s newbuild ultra-deepwater drillship program and successful construction, contracting and commencement of operations of the Company’s remaining drillships;

•	the successful delivery of the fourth drillship during 2015 below budget;

•	the commencement of operations ahead of schedule for the third and fourth drillships;

•	the successful upsizing of the Company’s revolving credit facility from $1.0 billion to $1.5 billion and extension of the maturity date despite a significant weakening of credit markets for oilfield service companies;

•	the retirement of approximately $98 million of public notes which would have become due over the next four years and reduction in interest expense; and

•	the sale of three idle jack-up rigs despite reduced demand for older assets.

The Committee determined that management had achieved outstanding performance in 2015 despite historically low oil and gas prices and a challenging market for offshore drilling services. However, given the Company’s negative absolute shareholder return, the Committee used negative discretion to hold payout on the discretionary component to target resulting in a total bonus pool under the 2015 AIP of 152.5%.

The CEO made initial recommendations to the Committee regarding payouts to his direct reports, including the NEOs, based on individual performance. The Committee approved and the Board ratified the NEO 2015 AIP payouts as follows:

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Individual AIP Calculation

	2015 Target AIP	2015 Actual AIP
Executive Officer	Opportunity	Payout
Burke	$800,000	$1,220,000
Ralls	$700,000	$1,067,500
Butz	$294,000	$470,768	(a)
Keller	$333,133	$508,028
Trent	$280,000	$448,350	(a)
Brooks	$206,659	$330,913	(a)
(a)	Based on outstanding individual performance, certain executive officers received payouts above target, at 160.1%.

Long-Term Incentive Compensation

Our long-term incentive program allows our NEOs to earn compensation over a number of years as a result of share price performance and/or sustained financial performance over multiple years. Consistent with our at-risk pay philosophy, long-term incentives comprise a significant portion of our NEOs’ compensation package. For 2015, the long-term compensation program for NEOs was composed of RSUs and PUs described below. A primary objective of the long-term incentive plan is to align the interests of NEOs with those of our shareholders and further our strategic goals.

Incentive Award	Company Goals	Future Value Dependent On
RSUs	Retain executives; drive share performance	Share price appreciation
PUs	Motivate executives to outperform peers	TSR relative to peers

Restricted Shares and RSUs

Restricted shares and RSUs provide our NEOs the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by SARs or PUs. These are performance based awards since as share price increases, the NEOs reward increases as does the shareholders’ reward. Additionally, restricted shares and RSUs are intended to aid in the retention of NEOs through the use of long-term vesting (generally one-third increments annually after the original grant date).

SARs

In 2014, we eliminated SARs from our annual grant and increased the weighting of PUs from 30% to 50% of the total LTI mix (further tying the compensation of our executives to the performance of the Company versus our offshore drilling industry peers). However, NEOs continue to hold unexercised SARs from prior annual awards. As of March 6, 2016, all outstanding SARs will be vested.

Performance Units

PUs represent a significant portion of our long-term incentive compensation program. Our PUs have a target value of $100 per unit, cliff vest on the third anniversary of the grant date and payout is achieved based on the Company’s relative TSR over multiple performance periods.

The PUs are designed to align our executives’ interests with those of our shareholders by focusing a large portion of the executives’ long term incentive award on relative TSR over the long term. In addition, the use of relative TSR as a performance measure helps to mitigate the volatility in goal setting for incentive plans in the energy industry.

Performance Unit Metric: Relative TSR. The payout with respect to the PUs is determined by comparing relative TSR performance among our offshore drilling peers and interpolating our results with the companies just above and just below us as follows. If the Company is at the bottom of the peer group for any performance period, there will be no cash value attributable to that period.

Performance Rank	7th	6th	5th	4th	3rd	2nd	1st
Unit Value	0%	33%	67%	100%	133%	167%	200%

Performance Measurement Periods. To further address incentive plan volatility, amounts payable under PU awards are based upon the Company’s performance during four performance measurement periods:

•	one three-year performance measurement period ending on December 31 of the third calendar year of measurement; and

•	three one-year performance measurement periods within that three-year period.

Annual Performance Periods Keep Management Motivated and Provide Line of Sight. As of the end of each of the four performance measurement periods, the Company’s relative TSR is measured against the performance of our peer group to determine 25% of the PU award value. Except as noted below, there is no payout with respect to the PUs until the end of the three-year cliff vesting period (typically in early spring), but the Company calculates the annual measurement amounts and informs holders of anticipated achievement annually. This design feature provides a better line of sight for participants during the three-year period compared to other plan designs, and payout volatility is reduced by spreading the measurements over three consecutive one-year periods and incorporating a fourth measurement covering the entire three-year performance period.

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This multiple measurement period approach preserves management’s incentive to perform over a three-year period and, combined with overlapping grants of PUs, also provides our NEOs with a meaningful incentive to provide superior sustainable returns to shareholders over the long-term.

The 2013, 2014 and 2015 PUs involve four performance measurement periods as follows.

	2013 Performance Units	2014 Performance Units	2015 Performance Units
25%	One-Year Period (2013)	One-Year Period (2014)	One-Year Period (2015)
25%	One-Year Period (2014)	One-Year Period (2015)	One-Year Period (2016)
25%	One-Year Period (2015)	One-Year Period (2016)	One-Year Period (2017)
25%	Three-Year Period (2013 to 2015)	Three-Year Period (2014 to 2016)	Three-Year Period (2015 to 2017)

Depending on relative TSR performance, the payout of vested PUs will range from 0% to 200% of the initial unit value of $100. An employee who terminates employment with the Company (other than for retirement) prior to the end of the three-year cliff vesting period will not receive any payout of PUs unless the payout is approved by the Committee or such termination of employment results in accelerated vesting of the PUs. Vested PUs will be settled in cash at the end of the three-year vesting period or, earlier, upon a change in control of the Company. Beginning with respect to PUs awarded in 2016, the Committee will have discretion to settle PUs in cash, shares or a combination of both.

2015 Long Term Incentive Targets Multiples

The Committee determined the total value of all RSUs granted to NEOs (based on grant date fair value) and cash-based PUs awarded to NEOs (based on target value) as a multiple of base salary based on comparative marked data provided by the Committee’s compensation consultant. The LTI multiples for each NEO in 2015 were as follows.

Given current industry conditions, management recommended, and the Compensation Committee and the Board agreed, that no increases to long term incentive target multiples would be made in 2016 for NEOs.

	% Increase/Decrease	2015 Target Multiple
Executive	from Year End 2014	(% of Base Salary)
Burke	No increase	450%
Ralls	No increase	429%	(a)
Butz	No increase	325%
Keller	No increase	325%
Trent	No increase	300%
Brooks	No increase	275%
(a)	After his re-election to the Board, Mr. Ralls received RSUs with an approximate value of $3.0 million as of the 2015 annual general meeting of shareholders, Such RSUs cliff vest on the date of the 2016 annual general meeting. Mr. Ralls will not receive any additional equity grant in 2016.

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In 2014, the Committee increased the weighting of PUs from 30% of the total LTI mix to 50% of the total LTI mix in order to increase the percentage of LTI that is tied to performance measures and at-risk for each executive.

We do not set fixed percentages for each element of compensation, so the mix may change in the future as governance standards evolve or market conditions change.

NEO LONG-TERM INCENTIVE AWARD MIX 2015

2015 Long-Term Incentive Awards

In 2015, the Committee made long-term equity incentive awards to our NEOs with the following grant date fair values for the RSUs and PUs computed in accordance with ASC 718:

Executive	RSUs*	PUs*(a)
Burke	$1,799,999	$1,924,279
Ralls(b)	$2,999,979	$—
Butz	$682,501	$729,623
Keller	$773,336	$826,799
Trent	$600,021	$641,426
Brooks	$473,611	$506,406
*	The RSUs granted on February 26, 2015, were valued at $21.10 per share, which was the fair market value on the grant date. The PUs granted on February 26, 2015, were valued at the grant date fair market value of $106.90 per unit.
(a)	The PUs granted in 2015 may only be settled in cash and the value thereof will be determined with reference to the Company’s TSR performance relative to the Company’s offshore drilling peer group measured each year and over the three-year period.
(b)	Mr. Ralls received his annual RSU grant in May 2015 upon his re-election as Executive Chairman. The RSUs were valued at the grant-date fair market value per share on May 1, 2015 of $21.31. Mr. Ralls will not receive any additional equity grant in 2016.

Annual long-term incentive awards are generally made in the first quarter of each year. Any equity awards to newly hired or newly promoted employees below the NEO level (other than Section 16 officers) are approved by the CEO and reviewed by the Committee at the next regularly scheduled Committee meeting on or following the award date.

We have not used stock option grants as part of our long-term incentive compensation since 2006, other than a sign-on grant of 100,000 stock options made in 2008 to Mr. Ralls when he became our CEO. In addition, we have not granted SARs since 2013.

Performance Results and Achieved Values

For the performance period listed below, the Company’s relative TSR rank, percentage of target and value per PU was as follows:

Performance Period Ending	Relative TSR Rank	Percentage of Target	Value per PU
One year ended December 31, 2013	5th of 7	83%	$20.74
One year ended December 31, 2014	2nd of 7	190%	$47.52
One year ended December 31, 2015	1st of 7	200%	$50.00
Three years ended December 31, 2015	1st of 7	200%	$50.00

Any amounts achieved with respect to PUs will be payable if and when the PUs vest at the end of the applicable three-year cliff vesting period. Under the Company’s retirement policy, since each of Mr. Ralls and Mr. Keller have reached 60 years of age and have five years of service, Mr. Ralls PUs granted in 2013 and Mr. Keller’s PUs granted in 2013, 2014 and 2015 have vested and, subject to satisfaction of the performance conditions, will be paid at the end of the three-year cliff even if they are no longer employed by the Company at the vesting date.

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2015 – 2017 PU Grants. The actual and potential value of the 2015-2017 PUs is shown below:

2015 Performance Period	2016 Performance Period	2017 Performance Period	2015 to 2017 Performance
Actual Amount	Potential Amount	Potential Amount	Period Potential Amount
Achieved per PU	Achieved per PU	Achieved per PU	Achieved per PU
$50.00	$0 - 50	$0 - 50	$0 - 50

2014 – 2016 PU Grants. The actual and potential value of the 2014-2016 PUs is shown below:

2014 Performance Period	2015 Performance Period	2016 Performance Period	2014 to 2016 Performance
Actual Amount	Actual Amount	Potential Amount	Period Potential Amount
Achieved per PU	Achieved per PU	Achieved per PU	Achieved per PU
$47.52	$50.00	$0 - 50	$0 - 50

2013 – 2015 PU Grants. The actual value of the 2013-2015 PUs is shown below:

2013 Performance Period	2014 Performance Period	2015 Performance Period	2013 to 2015 Performance
Actual Amount	Actual Amount	Actual Amount	Period Actual Amount
Achieved per PU	Achieved per PU	Achieved per PU	Achieved per PU
$20.74	$47.52	$50.00	$50.00

Payments to NEOs with respect to the 2013-2015 PUs are as follows. These amounts will be paid in March 2016 at the end of the three-year cliff vesting period.

Total Aggregate
Officer	Payout for 2013-2015 PUs(a)
Burke	$993,912
Ralls	$2,517,843
Butz	N/A(b)
Keller	$721,835
Trent	$437,139
Brooks	$444,206
(a)	Based on total 2013-2015 performance periods resulting in an aggregate payout per PU of $168.26.
(b)	Mr. Butz joined the Company in December 2014, and therefore did not receive a PU award in 2013.

Benefits

We offer a variety of health, welfare and retirement programs to all eligible employees, including our NEOs. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States. Programs which provide a different level of benefits for NEOs are detailed below but generally include an annual physical program, long-term disability, a benefit restoration plan and tax preparation services for officers of Rowan Companies plc.

Programs and policies include:

•	Medical, dental and vision;
•	Flexible spending accounts;
•	Short and long-term disability;
•	Life insurance, accidental death and dismemberment;
•	Savings plan (401(k) plan);
•	Pension plan;
•	Benefit restoration plan (Rowan SERP below) (each of the NEOs receives incremental retirement benefits to restore benefits lost due to IRS limits);
•	Executive physical program; and
•	Retiree medical and life insurance (if hired before January 1, 2008 and at least age 50 as of January 1, 2016).

The Company’s long-term disability program provides continuation of a percentage of the NEO’s base pay until Social Security Normal Retirement Age if disability lasts longer than 90 days. The long-term disability benefit pays 66.67% of income replacement for certain executives, including the NEOs, up to $15,000 per month until Social Security Normal Retirement Age or recovery. The benefit is provided to executives tax-free since imputed income is included in the executive’s gross earnings.

The Company’s generally available defined contribution plan (the “Savings Plan” or 401(k) plan) provides a cash company match of up to 100% of the first 6% of eligible salary contributed by the employee, including executives. The Company also provides a defined benefit plan (the “Pension Plan”) generally available to employees, including executives.

The benefit restoration plan of Rowan Companies, Inc. (the “Rowan SERP”) provides additional retirement benefit accrual opportunity for NEOs to mitigate the effects of legal limitations on retirement benefits under the Savings Plan and the Pension Plan. Please see “Pension Benefits” for further discussion of these plans.

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•	Tax Equalization Program. The Company recognizes that due to the Company’s global business and corporate legal structure, certain U.S. employees traveling extensively to regions of operations and/or serving as an officer or director of certain foreign legal entities may incur additional and varying tax liabilities in foreign jurisdictions which are directly attributable to the individual’s positions with the Company. Like our non-rotational U.S. personnel who have a foreign tax obligation due to the nature of the individual’s position with the Company, NEOs may be eligible for tax equalization payments under the Company’s tax equalization program so that the NEO does not incur significantly different tax consequences compared to if he or she had been wholly subject to U.S. taxes. In 2015, no tax equalization payments were made to any NEOs. Any tax equalization payments to executive directors are currently subject to a maximum cap of $150,000 (when combined with other benefits) pursuant to our shareholder approved U.K. remuneration policy.

•	Tax preparation services. As with our employees who work outside of their home country, the Company provides host country tax return preparation services to NEOs who are required to file a U.K. tax return. Fees paid by the Company for these services are approximately $1,500 for each NEO.

Limited Perquisites

The Company generally provides only limited perquisites and other personal benefits to NEOs which the Company and the Committee believe are reasonable and consistent with its overall compensation program. Executives are provided with the following perquisites:

•	Use of club membership for one NEO. The Company pays the monthly membership fees for a country club for our Executive Vice President, Business Development to use for appropriate entertainment of customers for business purposes. No other NEO receives such a benefit.

•	Executive physicals. NEOs were eligible to receive an annual physical exam in 2015 up to approximately $2,900. Executive physicals as a perquisite have been discontinued for 2016.

Clawback Provision

All equity and cash awards, including bonus payments under the Company’s annual incentive plan, granted under our 2009 Incentive Plan and the 2013 Incentive Plan are subject to clawback provisions that provide that, if within five years of the grant or payment of an award under the plan, (1) our reported financial or operating results are materially and negatively restated or (2) a participant engages in conduct which is fraudulent, negligent or not in good faith, and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its affiliates (as determined in the sole discretion of the Committee), then in each case the Committee may, in its discretion, seek to recoup all or a portion of such grant or payment. In addition, new grants will be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder if and when adopted, (ii) similar rules under the laws of any other jurisdiction and (iii) any other policies adopted by the Company to implement any clawback provisions, all to the extent determined by the Company in its discretion to be applicable to the participant.

Share Ownership Guidelines

The Board believes that each director and key executive officer should have a substantial personal investment in the Company. The policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels high enough to assure our shareholders of management’s commitment to value creation. NEOs and directors are required to adhere to the following share ownership guidelines:

Position	Value to be Retained
CEO and Executive Chair	5x base salary
Other NEOs	3x base salary
Non-Executive Directors	5x annual retainer

To facilitate implementation of these guidelines, an officer, including the executive chairman, is required to retain 35% of “available shares” received pursuant to equity grants until his or her ownership guideline is met, at which time the retention level is reduced to 15% until he or she has exceeded the applicable ownership guideline by 200%. Thereafter, there is no retention requirement unless and until his or her ownership drops (a) below the guideline, at which time the 35% retention requirement would apply again or (b) between the guideline and 200% of the guideline, at which time the 15% retention would apply again, until such ownership guidelines are achieved. The retention requirement does not apply once an officer, including the executive chairman, has reached age 60.

“Available shares” are shares remaining after:

(i)	the payment of any exercise price and the payment of any applicable taxes,
(ii)	the vesting of restricted shares or RSUs and the payment of any applicable taxes, fees or commissions, and
(iii)	the earnout of any performance awards, if settled in shares, and the payment of any applicable taxes, fees or commissions.

Shares owned outright (i.e., vested) and shares held in a pension or other deferred compensation plan are included for determining value, but unvested shares and unexercised SARs and options do not qualify.

Our non-executive directors have five years to meet the guideline, and ownership of restricted shares and RSUs counts toward such retention.

As of December 31, 2015, NEOs and directors were either in compliance with the share ownership guidelines or within the applicable retention or grace periods.

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Employment Contracts and Severance Arrangements

We do not have any employment agreements or severance arrangements with our NEOs, other than certain agreements related to a change in control and the arrangements described below. For pension and benefit restoration plan benefits payable to our NEOs as of December 31, 2015 upon a voluntary termination, involuntary termination or a change of control, please see the “Potential Post-Employment Payment Table.”

Change in Control Arrangements. Each of our NEOs and certain other officers have change in control agreements (“CIC agreements”). The CIC agreements provide that, in the event the employment of the executive officer is terminated or modified under certain circumstances during the remaining term of the applicable CIC agreements (which generally provide for two-year terms) and following a “change in control” of the Company (so-called “double trigger” agreements), the executive officers would be entitled to the following:

	Ralls(a)	Burke	Keller	Butz	Trent	Brooks
Cash Severance	Base Salary continued through Term of CIC Agreement	2.99 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)	2 times (Base Salary & Higher of Target Bonus or 3-Year Average Bonus)
Bonus	Annual Bonus for each year remaining in Term (calculated as Higher of Target Bonus or 3-Year Average Bonus)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)	Pro-Rata Bonus for Year of Termination (based on actual performance)
Equity	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC	Vest Upon CIC
Amounts Forfeited under Tax-Qualified Plans
Health & Welfare Benefit Continuation	Continued through Term of CIC Agreement	36 Months	24 Months	24 Months	24 Months	24 Months
Outplacement Services	N/A	$ 25,000	$ 25,000	$ 25,000	$ 25,000	$ 25,000
Excise Tax Provisions	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment	Gross-up**	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment	Better of Scaleback to Safe Harbor or Full Payment
(a)	In connection with his appointment as Executive Chairman in 2014, Mr. Ralls received a new change in control arrangement, effective as of the date of his appointment and terminating upon his retirement in 2016, on the later of (i) the date of the 2016 annual meeting of shareholders and (ii) April 30, 2016. Mr. Ralls’ CIC agreement provides for the payment of a lump sum equal to the remaining compensation that would be owed to Mr. Ralls from the date of the second trigger to the date of the 2016 annual general meeting. Such lump sum includes (i) any portion of Mr. Ralls’ annual base salary of $700,000 remaining through the 2016 annual general meeting and (ii) the greater of (x) the average bonus paid in the three prior years and (y) the target bonus for the year of termination (currently 100% of base salary). In addition, upon a CIC, all of Mr. Ralls’ unvested equity will vest and become immediately exercisable. No payment will be made unless there is a change in control and Mr. Ralls ceases to serve as Executive Chairman. Consistent with the Company’s commitment not to enter into new tax gross ups, Mr. Ralls’ agreement does not contain a tax gross-up provision.
**	Mr. Keller’s excise tax gross-ups will terminate in April 2016.

Phase out of excise tax gross-ups. In January 2014, the Board committed to phase out excise tax gross-ups in existing CIC agreements by April 2016. In connection with that decision, pursuant to the terms of those agreements, the Company notified employees that such CIC agreements will be terminated as of April 2016 and replaced with new agreements without tax gross-up provisions. As noted above, as part of his transition to Executive Chairman, Mr. Ralls voluntarily elected to give up his excise tax gross-up effective as of his appointment as Executive Chairman.

Only one NEO, Mr. Keller, still has a CIC agreement with a parachute tax gross-up, which such gross-up will terminate in April 2016. Consistent with our prior commitment not to enter into new CIC agreements that include excise tax gross-ups, none of the CIC Agreements for our other NEOs contain tax gross-ups.

The CIC agreements for Dr. Burke, Mr. Butz, Ms. Trent and Mr. Brooks include “best pay” provisions under Section 280G of the U.S. Internal Revenue Code under which the amount of any payments that would otherwise constitute parachute payments will be reduced to the extent necessary to avoid the imposition of any excise tax, unless providing the executive with the full amount of such payments (after taking into account any excise and other taxes) will result in a greater payment amount to the executive (in which case the executive will receive the full amount of such payments).

All of the CIC agreements also provide that equity awards held by the officer will become fully vested and exercisable upon a change in control. Share options and SARs will be exercisable until the earlier of the second anniversary of the change in control or the expiration of the original exercise period, and PUs will be paid out at the higher of the anticipated payout or the target value of the award.

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Set forth below are the payments that would be made to each listed executive under the existing CIC agreements and the terms of outstanding incentive award agreements in the event his or her employment was terminated or modified following a change in control of the Company. The payments listed below assume a termination date of December 31, 2015.

	Economic Value of Parachute Payments(a)
Payments	Burke ($)	Ralls ($)	Butz ($)	Keller ($)	Trent ($)	Brooks ($)
Cash Severance	4,784,000	231,421	1,428,000	1,691,992	1,360,000	1,147,150
Bonus	1,220,000	1,400,366	470,768	508,028	448,350	330,913
Share Appreciation Rights(b)	—	—	—	—	—	—
Restricted Shares / Units and Dividends(c)	2,178,181	4,464,242	818,219	993,508	733,741	607,960
Performance Units(d)	5,607,858	2,581,589	853,125	2,803,967	1,940,380	1,716,286
Forfeited Qualified Account Balance	—	—	37,545	—	—	—
Benefit Continuation	38,351	2,998	25,567	25,567	9,387	18,134
Outplacement Services	25,000	—	25,000	25,000	25,000	25,000
Total CIC Payments before Gross-Up or Reduction	13,853,389	8,680,616	3,658,224	6,048,061	4,516,858	3,845,443
Excise Tax Gross-Up	N/A	N/A	N/A	—	N/A	N/A
Total Payments	13,853,389	8,680,616	3,658,224	6,048,061	4,516,858	3,845,443
(a)	Equity payments are based on the closing market price of the Company’s shares on December 31, 2015 of $16.95.
(b)	No share appreciation rights were in-the-money as of December 31, 2015.
(c)	Represents the gross value of restricted share units (RSUs) for which vesting would be accelerated upon the CIC. However, these amounts include $341,704 and $993,508 related to RSUs held by Messrs. Ralls and Keller, respectively, that are vested as a result of the Company’s retirement policy regarding equity awards.
(d)	Represents the gross value of unvested PUs upon the CIC. However, these amounts include $2,207,489 and $1,744,817 related to PUs for Messrs. Ralls and Keller, respectively, for which the measurement period had lapsed and no incremental benefit (other than accelerating the timing of payment) would be realized upon a change in control as a result of the Company’s retirement policy regarding such awards.

Policy for Vesting of Awards upon Retirement

The Board approved a policy, effective March 6, 2013 for awards made on or after that date, whereby upon retirement from the Company, certain long-term incentive awards granted more than six months prior to the retirement date and held by an employee, including an NEO, who has reached age 60 with five years of consecutive service will be accelerated to the retirement date. The vesting acceleration may be subject to any conditions or limitations as the Committee may determine with respect to specific awards, such as post-termination covenants relating to non-competition or non-solicitation of employees or customers. The Committee may determine in its sole discretion whether the policy will apply to any award. The Committee may terminate, amend or modify the policy at any time.

Program Process and Administration

Our Compensation Committee

In 2015, all of the members of the Committee were independent directors:

•	Thomas R. Hix (Chair)

•	Sir Graham Hearne

•	Suzanne P. Nimocks

•	John J. Quicke

The Chairman, with input from the other Committee members, directs the agenda for each meeting of the Committee and seeks input from management and the Committee’s independent compensation consultants.

Typically, the Company gathers information requested by the Committee and management makes recommendations with respect to certain compensation matters and ensures that the Committee members receive materials in advance of a meeting. The Chairman usually invites the CEO, CFO, General Counsel and Vice President of Human Resources to attend the Committee meetings. During each Committee meeting, members of management are excused to permit the Committee to meet alone with its advisors and in executive session.

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Role of the Independent Compensation Consultants

The Committee retains independent compensation consultants to assist in the continual development and evaluation of compensation policies, the review of competitive compensation information and the Committee’s determinations of compensation levels and awards. A representative from our compensation consultants attends Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive and director compensation and plan designs. At the direction of the Committee, the compensation consultants review management recommendations and advise the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the compensation consultants also prepare their own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy.

Since 2010, the Committee has engaged Cogent Compensation Partners, Inc. as its independent compensation consultant for advice on all executive and director compensation matters. Cogent Compensation Partners, Inc. was acquired by Cook & Co. in 2012. Cook & Co. is headquartered in New York, New York and provides independent compensation advice to companies in the Fortune 500. Cook & Co. does not provide other services on behalf of executive management or otherwise to the Company.

Since we became a U.K. company in 2012, the Committee has also engaged FIT as its independent U.K. compensation consultant for advice on all U.K. related compensation matters. FIT is headquartered in London, England and provides independent compensation advice to FTSE100 companies. FIT does not provide other services on behalf of executive management or otherwise to the Company.

After review and consultation with Cook & Co. and FIT, the Committee has determined each of Cook & Co. and FIT are independent as required under NYSE rules and there is no conflict of interest resulting from retaining either Cook & Co. or FIT currently or during the year ended December 31, 2015.

Role of CEO in Compensation Decisions

In 2015, our CEO performed the following functions in our compensation decision process:

•	Recommended, based on market data, base salaries and short-term and long-term incentive targets for the top officers, other than himself;

•	With the management team, developed short-term and long-term goals to be considered by the Committee for the short-term and long-term incentive plans; and

•	Approved other elements of compensation or personnel matters including:

–	Changes in pay or title to employees below the top officers;

–	Levels of equity awards for executives below the NEO level (other than Section 16 officers) and for key non-officer employees under our long-term incentive plan; and

–	Agreements or arrangements relating to the terms of employment, continued employment or termination of employment with respect to certain employees below the NEO level.

After review of the CEO’s recommendations and a review of all relevant compensation data presented to the Committee, the Committee made its own assessment and recommendations to the Board regarding the compensation package for each NEO.

The Chief Executive Officer is not involved in any part of the setting of any component of his own compensation.

Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory vote on NEO compensation (a “U.S. say-on-pay proposal”). At our annual general meeting of shareholders held in May 2015, a substantial majority of the votes cast on the U.S. say-on- pay proposal (approximately 95%) were voted in favor of the proposal. The Committee believes that this is an overall endorsement by the shareholders of our approach to NEO compensation, and did not change its approach materially in 2015. The Committee will continue to take into account the outcome of our say-on-pay votes when making future compensation decisions, including the outcome of the shareholders’ advisory vote on the U.K. statutory Implementation Report.

Indemnification Agreements

The Company has entered into indemnification arrangements with each of the NEOs (other than Mr. Brooks who is an officer of Rowan Delaware) and non-executive directors (as well as certain other officers of the Company). In addition, the prior existing indemnification agreements with Rowan Delaware remain in place. The form of such agreements has been filed with the SEC. These agreements provide for the Company to, among other things, indemnify the individual against certain liabilities that may arise by reason of his or her status or service as a director or officer, to advance expenses incurred as a result of certain proceedings and to cover him or her under our directors’ and officers’ liability insurance policy. These agreements are intended to provide indemnification rights to the fullest extent permitted under U.K. and Delaware law and under our governing documents and those of Rowan Delaware.

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Accounting for Share-Based Compensation

We account for share-based compensation, including long-term incentive awards such as restricted share units and performance units, in accordance with ASC 718.

Tax Implications

Section 162(m) of the U.S. Internal Revenue Code generally limits the deductibility of executive compensation paid by a publicly held corporation to its CEO and the three other highest paid executive officers (excluding the CFO) to $1 million per year for federal income tax purposes, unless the compensation qualifies as “performance-based” compensation as described in Section 162(m) and related Department of Treasury Regulations.

Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our NEOs, the Committee may seek to qualify the variable compensation paid to our NEOs for an exemption from such deductibility limits. In approving the amount and form of compensation for our NEOs, the Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, the Committee may, in its judgment, authorize the compensation payments that do not comply with an exemption from the deducibility limit in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Director Compensation

In 2015, the Committee reviewed non-executive director compensation data as well as compensation data of our peer group and other U.K. companies provided by Cook & Co. Based on market data and the recommendation by Cook & Co., the Committee did not recommend any increase in 2015 to the annual and committee retainers or annual equity value granted to non-executive directors. The Committee also directed Cook & Co. and FIT to assist in the continual development and evaluation of compensation policies, the review of competitive compensation information and the Committee’s determinations of compensation levels and awards.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes executive compensation received by our NEOs for the applicable years.

							Change in
							Pension Value
						Non-Equity	and Nonqualified
				Share	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards/	Compensation	Compensation	Compensation	Total
Principal Position	Year	$(1)	$(2)	$(3)	SARs $(4)	$(5)	Earnings $(6)	$(7)	$
Thomas P. Burke	2015	800,000	305,000	3,724,278	–	915,000	113,620	28,330	5,886,228
President & CEO(8)	2014	800,000	194,983	3,245,501	–	584,948	179,810	11,515	5,016,757
	2013	598,500	152,021	1,380,732	649,493	456,064	90,854	15,300	3,342,964
W. Matt Ralls	2015	700,000	266,875	2,999,979	–	800,625	183,252	36,862	4,987,593
Executive Chairman(9)	2014	700,000	222,133	3,002,380	–	666,398	233,186	15,600	4,839,697
	2013	950,000	320,191	3,497,842	1,645,428	960,572	207,803	16,083	7,597,919
Stephen M. Butz	2015	420,000	117,692	1,412,124	–	353,076	54,953	18,940	2,376,785
EVP, CFO(10)	2014	420,000	300,000	326,550	–	–	–	–	1,046,550
Mark A. Keller	2015	475,904	127,007	1,600,135	–	381,021	79,452	47,693	2,711,212
EVP, Business Development	2014	475,904	105,354	1,560,096	–	316,060	324,757	28,408	2,810,579
	2013	457,600	97,855	1,002,864	471,763	293,566	(1,992)	26,750	2,348,406
Melanie M. Trent	2015	400,000	112,088	1,241,447	–	336,263	28,681	22,672	2,141,151
EVP, CAO & GC	2014	400,000	70,052	1,053,813	–	210,156	119,878	15,600	1,869,499
T. Fred Brooks	2015	344,432	82,728	980,017	–	248,185	51,858	23,529	1,730,749
SVP, Operations	2014	344,432	65,356	950,869	–	196,069	56,485	17,830	1,631,041

(1)	Salary (column 1) Amounts reflect annual salaries effective typically April 1 of the year indicated or such other more recent date of hire or promotion.
(2)	Bonus (column 2) Amounts reflect the portion of annual cash awards paid to our NEOs pursuant to the discretionary portion of the AIP. Such payments reflect amounts achieved for performance in that year which are generally paid in March of the following year. For a description of the AIP, please see “Annual Incentive Compensation.”
(3)	Share Awards (column 3) For accounting purposes, grant-date fair values for RSUs and PU awards are measured under ASC 718 using the market value of our shares on the grant date and the estimated probable payout on the date of grant, respectively, as described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. As a result, PUs are reported in the share awards column based on their estimated grant date fair value using the Monte Carlo simulation model. Actual cash payments paid to NEOs with respect to the 2013-2015 PUs with the performance period ending December 31, 2015 are disclosed on page 44.

The amounts disclosed in this column represent the aggregate grant-date fair value of RSUs and PUs as follows:

			Grant Date	Grant Date		Grant Date	Grant Date
		Number of	Value of	Value per		Value of PUs	Value per	Total
NEO	Year	RSUs	RSUs ($)	RSU ($)	Number of PUs	($)	PU ($)	Value ($)
Burke	2015	85,308	1,799,999	21.10	18,000	1,924,279	106.90	3,724,278
Ralls	2015	140,778	2,999,979	21.31	–	–	–	2,999,979
Butz	2015	32,346	682,501	21.10	6,825	729,623	106.90	1,412,124
Keller	2015	36,651	773,336	21.10	7,734	826,799	106.90	1,600,135
Trent	2015	28,437	600,021	21.10	6,000	641,426	106.90	1,241,447
Brooks	2015	22,446	473,611	21.10	4,737	506,406	106.90	980,017

For information regarding amounts achieved in 2015 with respect to PUs, please see page 54.

(4)	Option Awards / SARs (column 4) Amounts reflect grant date fair values for such awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Form 10-K.
All awards presented in column 4 for 2013 were SARs. The Company discontinued granting options after 2008. The Company discontinued granting SARs to NEOs as of the end of 2013.
(5)	Non-Equity Incentive Plan Compensation (column 5) Amounts in 2013, 2014 and 2015 reflect each NEO’s payout under the AIP (non-discretionary portion) based upon the level of achievement of our pre-established financial, operational and strategic metrics. Such payments reflect amounts achieved for performance in the applicable year which are generally paid in March of the following year. For a description of the 2015 AIP, please see “Annual Incentive Compensation.”
(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (column 6) Amounts reflect the aggregate increase in the actuarial present value of accumulated retirement plan benefits. The Company does not have a non-qualified deferred compensation plan. See the “Pension Benefits Table” and “Potential Post-Employment Payment Table” and related disclosure for further information regarding NEO retirement benefits.

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(7)	All Other Compensation (column 7) All other compensation for 2015 included the following amounts:

	Company	Dividend Payments
	Contributions to	on RS and RSUs	Executive	Tax Preparation	Other
	Savings Plan	vesting in 2015	Physical	Services	Compensation	Total
Name	($)(a)	($)(b)	($)	($)	($)(c)	($)
Burke	13,330	13,500	—	1,500		28,330
Ralls	15,900	19,462	—	1,500		36,862
Butz	15,450	—	1,990	1,500		18,940
Keller	15,900	8,373	—	1,500	21,920	47,693
Trent	15,900	5,272	—	1,500		22,672
Brooks	15,900	4,999	2,630	—		23,529
(a)	Amounts reflect matching contributions made by the Company on behalf of each NEO in 2015 to the Savings Plan.
(b)	Amounts reflect dividend payments to NEOs during 2015 with respect to restricted shares and RSUs which vested during 2015. Each restricted share and RSU awarded to employees is granted in tandem with a corresponding dividend equivalent which entitles the employee to receive an amount in cash equal to any cash dividends paid by the Company with respect to the underlying shares. Dividend equivalents are payable as and when the restricted shares or RSUs vest. Any dividend equivalent amounts are forfeited if the corresponding restricted shares or RSUs are forfeited or do not vest.
(c)	Amount for Mr. Keller includes approximately $14,200 in dues paid by the Company for membership to a country club used primarily for business. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite. Also includes expenses paid by the Company related to spouse and family attendance at business related entertainment events which combined with the club dues for Mr. Keller aggregate more than $10,000. All other individuals had either no perquisites or perquisites below the reporting threshold.

There were no tax equalization payments made to NEOs in 2015. Executive physicals as a perquisite have been discontinued for 2016.

(8)	Effective as of March 6, 2013, the Board appointed Dr. Burke as President, in addition to his role as COO. In connection with this promotion, the Board approved an increase in Dr. Burke’s annual base salary to $598,500 and an increase in his AIP target percentage to 85%. No other changes were made to Dr. Burke’s compensation arrangements as a result of such promotion. On April 25, 2014, Dr. Burke was appointed as CEO, in addition to his role as President. In connection with this promotion, the Board approved an increase in Dr. Burke’s annual base salary to $800,000 and an increase in his AIP target percentage to 100%.
(9)	Mr. Ralls served as President and CEO for part of 2013 until Dr. Burke’s promotion to President. Mr. Ralls served as CEO from March 2013 until he became Executive Chairman on April 25, 2014. In connection with his retirement as CEO, Mr. Ralls’ salary and AIP target percentage was reduced.
(10)	Mr. Butz joined the Company as CFO effective December 1, 2014. In connection with his appointment to the Company, Mr. Butz was entitled to a $300,000 sign-on bonus, $150,000 of which was paid in December 2014 with the remainder paid in March 2015. If Mr. Butz terminates his employment for any reason within one (1) year of receiving such payments, the Company has the right to deduct the full or partial amount of sign-on bonus upon termination.

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2015 Grants of Plan-Based Awards

The following table shows, with respect to our NEOs:

•	the estimated range of cash payouts that were possible for the 2015 AIP,

•	the potential estimated range of cash payouts with respect to the PUs awarded in 2015 and their grant date fair values, and

•	the actual number of RSUs granted during 2015 and their respective grant date fair values.

			Estimated Future Payouts,							All Other
			Under Non-Equity Incentive Plan			Estimated Future Payouts Under				Option
			Awards(a)			Equity Incentive Plan Awards(b)			All	Awards	Grant Date
									Other Share	(number of	Fair Value of
									Awards	securities	Share/Units
	Type of		Threshold	Target	Maximum	Threshold		Maximum	(number of	underlying	and Option
Name	Award	Grant Date	($)	($)	($)	($)	Target ($)	($)	shares)(c)	options)(d)	Awards ($)(e)
Burke	AIP	–	400,000	800,000	1,600,000
	PUs	2/26/2015				594,000	1,800,000	3,600,000			1,924,279
	RSUs	2/26/2015							85,308		1,799,999
Ralls	AIP	–	350,000	700,000	1,400,000
	RSUs	5/1/2015							140,778		2,999,979
Butz	AIP	–	147,000	294,000	588,000
	PUs	2/26/2015				225,225	682,500	1,365,000			729,623
	RSUs	2/26/2015							32,346		682,501
Keller	AIP	–	166,566	333,133	666,266
	PUs	2/26/2015				255,222	773,400	1,546,800			826,799
	RSUs	2/26/2015							36,651’		773,336
Trent	AIP	–	140,000	280,000	560,000
	PUs	2/26/2015				198,000	600,000	1,200,000			641,426
	RSUs	2/26/2015							28,437		600,021
Brooks	AIP	–	103,330	206,659	413,318
	PUs	2/26/2015				156,321	473,700	947,400			506,406
	RSUs	2/26/2015							22,446		473,611
(a)	The amounts disclosed reflect the threshold (50%), target (100%) and maximum (200%) possible cash bonus payouts under the Company’s AIP (Annual Incentive Plan) that potentially could have been achieved by the NEOs for 2015 based upon their December 31, 2015 base salary and AIP target percentages, and the achievement of performance goals under our 2015 AIP. The amounts actually achieved by our NEOs under the 2015 AIP were paid in March 2016 and are disclosed on page 41.
If the threshold for the year is not met, no bonus will be paid on that component. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum for each component.
(b)	Reflects the grant date range of cash payouts that potentially could be achieved with respect to the PUs granted in 2015 depending on TSR performance relative to our peer group over the applicable performance periods. The actual final value is calculated by interpolating the results of our TSR relative to our peer group finishing just above and just below us. No payout is made unless the Company reaches the 33% threshold level. Each PU has a target value of $100, and amounts payable in respect of each vested PU range from $0 to $200 depending on our relative TSR performance.
Please see CD&A for information regarding the PUs and the related performance measures and Note 3 to the “Summary Compensation Table” for PUs awarded to each NEO in 2015. With respect to the PUs awarded in 2015, the Company’s relative TSR rank for the one-year period ended December 31, 2015 was first of seven peers, resulting in a value of 200% of target, or $50.00 per PU. Such amount will be payable at the end of the three-year cliff vesting period to the extent the employee satisfies the vesting requirement.
(c)	Reflects the number of RSUs granted during 2015 to our NEOs under our incentive plan. The awards to our NEOs vest pro rata over three years.
(d)	No SARs or options were awarded during 2015.
(e)	The dollar values reflect the aggregate grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 of the Notes to Consolidated Financial Statements in our Form 10-K.

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Outstanding Equity Awards at December 31, 2015

The following table shows the number of shares underlying unexercised share options and SARs, the number of shares and value of unvested restricted shares and RSUs, as applicable, and the number of PUs and value of unvested PUs outstanding on December 31, 2015 for our NEOs.

	Option/SAR Awards(a)				Share/Units Awards
									Equity
								Equity	Incentive
	Number of	Number of						Incentive	Plan Awards:
	Securities	Securities					Market	Plan Awards:	Market Value or
	Underlying	Underlying	Option/	Option/		Number of	Value of	Number of	Payout Value of
	Exercisable	Unexercisable	SAR	SARs		Shares That	Shares That	Unearned Units	Unearned Units
	Options/	Options/SARs	Exercise	Expiration	Type of	Have Not	Have Not	That Have Not	That Have Not
Name	SARs (#)	(#)	Prices ($)	Date	Award	Vested (#)	Vested ($)(b)	Vested (#)(c)	Vested ($)(d)
Burke	26,742	–	42.21	2/25/2021
	31,410	–	35.47	3/7/2022
	31,106	15,553	34.35	3/6/2023
					RSUs/RSAs	125,344	2,124,581
					2013 PU	5,907	993,912	–	–
					2014 PU	3,964	1,546,082	11,890	2,378,000
					2015 PU	4,500	900,000	13,500	2,700,000
Ralls	100,000	–	15.31	12/2/2018
	156,249	–	17.39	5/5/2019
	100,827	–	27.80	3/5/2020
	84,189	–	42.21	2/25/2021
	83,553	–	35.47	3/7/2022
	78,804	39,402	34.35	3/6/2023
					RSUs/RSAs	256,122	4,341,268
					2013 PU	14,964(e)	2,517,843	–	–
Butz					RSUs/RSAs	47,346	802,515
					2015 PU	1,706	341,250	5,119	1,023,800
Keller	6,372	–	43.85	4/28/2016
	50,130	–	17.39	5/5/2019
	32,349	–	27.80	3/5/2020
	27,855	–	42.21	2/25/2021
	22,596	–	35.47	3/7/2022
	22,594	11,297	34.35	3/6/2023
					RSUs/RSAs	57,120	968,184
					2013 PU	4,290(e)	721,835	–	–
					2014 PU	1,859(e)	725,256	5,578	1,115,600
					2015 PU	1,934(e)	386,700	5,800	1,160,000
Trent	9,939	–	17.39	5/5/2019
	6,414	–	27.80	3/5/2020
	5,079	–	42.21	2/25/2021
	13,131	–	35.47	3/7/2022
	13,686	6,843	34.35	3/6/2023
					RSUs/RSAs	42,231	715,815
					2013 PU	2,598	437,139	–	–
					2014 PU	1,258	490,623	3,773	754,600
					2015 PU	1,500	300,000	4,500	900,000
Brooks	4,146	–	35.47	3/7/2022
	1,278	–	32.58	11/2/2022
	13,904	6,952	34.35	3/6/2023
					RSUs/RSAs	34,954	592,470
					2013 PU	2,640	444,206	–	–
					2014 PU	1,133	442,058	3,400	680,000
					2015 PU	1,184	236,850	3,553	710,600

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(a)	Amounts reflect outstanding options and SARs granted between April 28, 2006 and May 14, 2013 under our long-term incentive plans. There were no unvested options outstanding at December 31, 2015. SARs granted to our NEOs generally become exercisable pro rata over a three-year service period and are generally subject to accelerated vesting upon certain terminations of employment pursuant to the terms of the applicable award agreement. All options and SARs not exercised expire 10 years after the date of grant unless terminated sooner pursuant to the terms of the applicable award agreement.
(b)	The market values set forth in this column with respect to RSUs and RSAs equal the number of shares indicated multiplied by the fair market value of our shares of $16.95 on December 31, 2015. Market values with respect to PUs represent the aggregate amounts achieved through December 31, 2015 per the terms of the awards and approved by the Compensation Committee on January 27, 2016.
For the one-year performance period ending December 31, 2015, the Company’s relative TSR rank was first of seven peers, resulting in a value achieved at 200% of target, or $50.00 per PU with respect to the 2013-2015 PUs, the 2014-2016 PUs and the 2015-2017 PUs. Additionally, for the three-year performance period ending December 31, 2015 with respect to the 2013-2015 PUs, the Company’s relative TSR rank was first of seven peers, resulting in a value of approximately 200% of target, or $50.00 per PU. Accordingly, the NEOs achieved the following in 2015:

	Amount achieved in 2015 with respect to PU Awards
NEO	2013-2015 Award	2014-2016 Award	2015-2017 Award	Total achieved in 2015
Burke	$590,700	$792,700	$900,000	$2,283,400
Ralls	$1,496,400	$–	$–	$1,496,400
Butz	$–	$–	$341,250	$341,250
Keller	$429,000	$371,850	$386,700	$1,187,550
Trent	$259,800	$251,550	$300,000	$811,350
Brooks	$264,000	$226,650	$236,850	$727,500

With respect to the 2013-2015 PUs, amounts achieved over all performance periods will be paid in March 2016, at the end of the three-year cliff vesting period. Such amounts to NEOs are disclosed on page 44. With respect to the 2014-2016 and 2015-2017 PU awards, achieved amounts will be payable at the end of the applicable three-year cliff vesting period to the extent that such PUs become vested.
(c)	Reflects the number of PUs granted that have not been achieved. Twenty-five percent of any year’s award may be achieved each year over three one-year performance periods, and twenty-five percent may be achieved over the three-year performance period. The number of PUs that have been achieved due to completion of the performance periods but not vested are presented in the column under the heading “Number of Shares That Have Not Vested (#)”.
(d)	The amounts shown reflect the payout value of unearned PUs computed at the threshold level, unless the actual cumulative-to-date performance exceeded the threshold, in which case the next higher payout level (target or maximum) is used. Actual performance for the 2014 and 2015 PUs for the performance periods through December 31, 2015 exceeded the targets for both periods; therefore, unearned PUs granted in 2014 and 2015 have been valued and shown in the table above at the maximum level at December 31, 2015.
(e)	With respect to Mr. Ralls and Mr. Keller, who were eligible to retire during 2014 under the Company’s retirement policy, the foregoing amounts with respect to the PUs granted in 2013 and, with respect to Mr. Keller in 2014 and 2015, were considered vested as of their retirement eligible date and will be paid out to Mr. Ralls and Mr. Keller following the end of the applicable three-year cliff vesting period.

2015 Option Exercises and Shares Vested

The following table shows the number and value of share options exercised and shares vested during 2015 for our NEOs.

	Option Awards		Share Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)(a)
Burke	–	–	33,750	678,171
Ralls	–	–	48,654	982,081
Butz	–	–	–	–
Keller	–	–	20,932	423,258
Trent	–	–	13,181	264,085
Brooks	–	–	12,078	244,245

(a)	The amounts set forth in this column equal the number of restricted shares or RSUs that vested during 2015 multiplied by the fair market value of our shares on the date of vesting.

Equity Compensation Plans Not Approved by Security Holders

There are no equity compensation plans that have not been approved by our shareholders.

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Pension Benefits

Benefit Plans and Perquisites Available to Named Executive Officers

Pension Plan	• The Traditional Formula of the Pension Plan was frozen effective June 30, 2009.
• The Cash Balance Formula provides annual pay credits of 5% of eligible compensation, up to the applicable statutory limit, to eligible employees.
SERP	• The Rowan SERP is designed to replace benefits in the Pension and Savings Plans that would otherwise not be received due to tax code limitations.
401(k) Savings Plan	• Provides participants with the opportunity to defer a portion of their compensation and receive Company matching contributions of up to 6% of eligible cash compensation up to the applicable statutory limit.
• The Savings Plan is currently available to all eligible employees of the Company and its subsidiaries.

Pension Plan

We maintain the Rowan Pension Plan, a qualified defined benefit plan under the U.S. Internal Revenue Code for its U.S. employees, including our NEOs. The Rowan Pension Plan is a non-contributory plan that is funded through a trust. The Rowan Pension Plan consists of three parts, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one part, generally based on time of hire, although an employee may also have a grandfathered frozen benefit under one or more parts. Employees become vested in the traditional and cash balance formula benefits after three years of service.

Mr. Keller and Ms. Trent (having been hired prior to January 1, 2008) are eligible for, and vested in, benefits under the (i) traditional formula and (ii) cash balance formula. Messrs. Ralls, Burke, and Brooks (having all been hired after January 1, 2008) are eligible for, and vested in, only the cash balance formula. Mr. Butz (having been hired after January 1, 2008) is eligible only for the cash balance formula, but he has not yet vested in the benefit.

Traditional formula. The traditional formula was frozen on June 30, 2009 and provides a final average earnings type of pension benefit that is payable at normal or early retirement from the Company. Normal retirement occurs upon termination on or after age 60; early retirement can occur as early as age 40 as long as the employee has three years of service. Early retirement benefits are reduced by five percent per year for each year between ages 50 and 60 and reduced actuarially for each year between ages 40 and 50. Mr. Keller was eligible for normal retirement and Ms. Trent was eligible for early retirement at the end of 2014.

Retirement benefits are calculated as the product of 1.75% times years of credited service through June 30, 2009 multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the five highest consecutive years in the last 10 calendar years prior to June 30, 2009. Eligible pension compensation for the traditional formula generally included an employee’s salary.

Cash balance formula. The cash balance formula applies to eligible employees hired on or after January 1, 2008 and employees whose benefits under the traditional formula were frozen on June 30, 2009. Normal retirement occurs upon termination on or after age 60. Benefits are not reduced if an employee terminates employment prior to age 60. The cash balance formula allows the employee to elect the form of benefit payment from a few annuity options or a single sum payment option that are all actuarially equivalent.

Benefits under the cash balance formula are based on annual pay credits and quarterly interest credits (based on the 10-year Treasury rate) to a cash balance account created on the participant’s hire date. Annual pay credits of 5% of an employee’s W-2 wages, excluding equity compensation, tax equalization payments and foreign or other premium adjustments, are provided to all eligible employees. Eligible employees, including the NEOs, who had their traditional formula frozen on June 30, 2009, receive annual transition pay credits ranging from 3% to 12% based on combined years of age and service as of June 30, 2009. The following table contains the total annual pay credit for which each NEO is eligible:

NEO	Total annual pay credit
Burke	5%
Ralls	5%
Butz	5%
Keller	14%
Trent	5%
Brooks	5%

Eligible pension compensation under the traditional and cash balance formula benefits is limited in accordance with the U.S. Internal Revenue Code. In 2015, that limit was $265,000. The U.S. Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under the traditional and cash balance formula benefits. In 2015, that limit was $210,000 (reduced actuarially for ages below 62).

SERP

We also maintain a nonqualified pension plan, the Rowan SERP, that is designed to replace benefits that would otherwise not be received due to limitations contained in the U.S. Internal Revenue Code that apply to qualified plans.

NEOs hired prior to January 1, 2008 have a frozen traditional formula benefit under the Rowan SERP that was determined by calculating the traditional formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the traditional formula benefit under the Rowan Pension Plan. These benefits commence six months after termination and are paid in the form that the NEO selected in 2008.

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All NEOs have a cash balance formula benefit under the Rowan SERP that is determined by calculating the cash balance formula benefit under the Rowan Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the cash balance formula benefit under the Rowan Pension Plan. In addition, the cash balance benefit under the Rowan SERP includes a 6% pay credit on compensation over the qualified plan limit to make up for limitations under our Savings Plan. These benefits commence six months after termination and are paid in a single sum payment.

Pension Benefits Table

The table below shows the present value of accumulated benefits for each NEO at December 31, 2015. We have provided the present value of accumulated benefits at December 31, 2015 using a discount rate of 4.55% for the Rowan Pension Plan and 4.33% for the Rowan SERP.

		Number of	Present Value	Payments
		Years of Credited	of Accumulated	During Last
	Plan	Service (#)	Benefit($)(a)	Fiscal Year($)
Burke	Rowan Pension	5	64,489	–
	Rowan SERP	5	409,790	–
Ralls	Rowan Pension	7	98,270	–
	Rowan SERP	7	1,123,679	–
Butz	Rowan Pension	1	21,762	–
	Rowan SERP	1	33,191	–
Keller	Rowan Pension	23	1,262,843	–
	Rowan SERP	23	954,942	–
Trent	Rowan Pension	10	239,903	–
	Rowan SERP	10	166,059	–
Brooks	Rowan Pension	5	65,690	–
	Rowan SERP	5	118,295	–

(a)	Our pension and other postretirement benefit liabilities and costs are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, annual compensation increases, mortality rates and other factors. A discussion of assumptions is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and other postretirement benefits” in our Form 10-K.

Potential Post-Employment Payment Table

The following table reflects benefits payable in the event of voluntary termination, involuntary termination or a change in control as if the termination date were December 31, 2015 under the Rowan Pension Plan and the Rowan SERP:

				Frozen Plan benefit
		Age at	Frozen Plan benefit	monthly annuity –	Cash balance lump	Cash balance lump
		December 31,	monthly annuity –	starting January 1,	sum – starting	sum – starting
	Plan name	2015	starting age 60 ($)	2016 ($)	age 60 ($)	January 1, 2016 ($)
Burke	Rowan Pension	48.27	N/A	N/A	108,677	65,826
	Rowan SERP	48.27	N/A	N/A	673,724	408,074
Ralls	Rowan Pension	66.49	N/A	N/A	98,270	98,270
	Rowan SERP	66.49	N/A	N/A	1,123,679	1,123,679
Butz	Rowan Pension	44.72	N/A	N/A	42,961	22,717
	Rowan SERP	44.72	N/A	N/A	63,447	33,550
Keller	Rowan Pension	63.61	5,459	5,459	245,075	245,075
	Rowan SERP	63.61	1,542	1,542	634,206	634,206
Trent	Rowan Pension	51.10	890	493	124,778	86,570
	Rowan SERP	51.10	N/A	N/A	242,197	168,034
Brooks	Rowan Pension	58.51	N/A	N/A	70,208	65,257
	Rowan SERP	58.51	N/A	N/A	126,033	117,147

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PROPOSAL NO. 2

An Ordinary Resolution to Ratify the Audit Committee’s Appointment of Deloitte & Touche LLP as the Company’s U.S. Independent Registered Public Accounting Firm for 2016

Our Audit Committee has appointed Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm and principal auditors for the Company for the year ending December 31, 2016. We are asking you to ratify that appointment.

The Audit Committee also approved the appointment of Deloitte LLP, the U.K. affiliate of Deloitte & Touche LLP, to serve as the Company’s U.K statutory auditors under the Companies Act 2006. We will seek shareholder approval of the U.K. statutory auditors at a subsequent general meeting at which our U.K. Annual Report and Accounts will be laid before the meeting. Please see “Note to Shareholders Regarding U.K. Requirements” on the second page of the Notice.

Representatives of Deloitte will attend the Meeting and be available for questions.

Vote Required

This ordinary resolution will be approved if a simple majority of votes cast are cast in favor thereof, assuming a quorum present.

Recommendation of the Board

The Board and Audit Committee recommend you vote FOR the ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for 2016.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its oversight of the Company’s financial and accounting processes and integrity of the financial statements, compliance matters, and performance of the internal audit function, and is directly responsible for the appointment, engagement, compensation, retention, and oversight of the independent accountants. However, the Audit Committee is not professionally engaged in the practice of accounting, auditing and evaluating auditor independence. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.rowan.com under the heading “Our Company-Governance Documents” and is available in print upon request. The Audit Committee held five meetings during 2015, and routinely meets in executive session with the auditors and separately with the Company’s Chief Financial Officer and Director of Internal Audit.

Our Audit Committee members are all non-executive members of the Board: William T. Fox III (Chairman), William E. Albrecht, Thomas R. Hix, John J. Quicke, and Tore I. Sandvold. As previously noted, the Board has determined that all of the members of the Audit Committee are independent within the meaning of the SEC regulations and NYSE rules, and are financially literate and have accounting or financial management expertise as such qualifications are interpreted by the Board in its business judgment. The Board has also determined that each of Messrs. Fox, Hix and Quicke are qualified as audit committee financial experts within the meaning of SEC regulations.

The Audit Committee has appointed Deloitte & Touche LLP as our U.S. independent registered public accounting firm and principal auditors for the year ending December 31, 2016, and Deloitte LLP to serve as our U.K. statutory auditors under the U.K. Companies Act. Both Deloitte & Touche LLP and Deloitte LLP (referred to jointly where relevant as “Deloitte”) are member firms of Deloitte Touche Tohmatsu Limited, a U.K. private company limited by guarantee. Shareholders are being asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm and principal auditors (Proposal 2), and at a subsequent meeting, to reappoint Deloitte LLP to serve as the Company’s U.K. statutory auditors.

Deloitte & Touche LLP has served as the Company’s U.S. independent registered public accounting firm for over 40 years and Deloitte LLP has served as the Company’s statutory auditors since 2012. In accordance with SEC rules and Deloitte policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For U.S. lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Deloitte’s lead U.S. partner rotated off in March 2016, after the completion of the Company’s audit for the year ended December 31, 2015. The process for selection of the Company’s lead U.S. audit partner pursuant to this rotation policy involved interviews with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman of the Audit Committee and the candidate for the role, as well as discussion and approval by the full Audit Committee.

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The Audit Committee annually reviews Deloitte’s independence and performance in determining whether to retain Deloitte or to engage another firm. As part of that review, the Audit Committee considers, among other things:

•	the quality and efficiency of the current and historical services provided to our company by Deloitte;

•	Deloitte’s capability and expertise in handling the breadth and complexity of our global operations, and their knowledge and understanding of the offshore drilling sector;

•	an analysis of Deloitte’s known legal risks and significant proceedings;

•	external data on Deloitte’s audit quality and performance obtained from recent Public Company Accounting Oversight Board reports;

•	Deloitte’s independence;

•	the appropriateness of Deloitte’s fees for audit and non-audit services;

•	Deloitte’s tenure as our independent auditor, including the benefits of having a long-tenured auditor, such as its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting.

Based on this evaluation, the Audit Committee believes that Deloitte is independent and that it is in the best interests of the Company and our shareholders to retain Deloitte to serve as our U.S. independent accounting firm and U.K. statutory auditors for 2016.

Review of Audited Financial Statements for the Year ended December 31, 2015

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company for the year ended December 31, 2015. The Audit Committee has also discussed with Deloitte & Touche LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 regarding communication with audit committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee of the Board of Directors

William T. Fox III, Chairman
William E. Albrecht
Thomas R. Hix
John J. Quicke
Tore I. Sandvold

February 24, 2016

The U.K. statutory auditor is responsible for conducting the statutory audit of our U.K. statutory accounts in accordance with the requirements of the U.K. Companies Act 2006.

The foregoing report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such acts.

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Approval of Fees

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, the Audit Committee approves the terms of the engagement letter to be entered into by the Company with the independent auditor. The Audit Committee has also delegated to its Chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the Chairman will report any decisions to pre-approve such audit-related and non-audit services and fees to the full Audit Committee at its next regular meeting.

The table below sets forth the fees paid to Deloitte over the past two years. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Deloitte in 2014 and 2015 were as follows:

	2015	2014
Audit fees(a)	$2,839,321	$2,879,184
Audit-related fees(b)	247,861	5,330
Tax fees(c)	2,408,031	5,305,791
Total	$5,495,213	$8,190,305
(a)	Fees billed for audit services in 2014 and 2015 consisted of:

•	Audit of our annual financial statements;
•	Reviews of our quarterly financial statements;
•	Statutory audits;
•	Services related to SEC matters; and
•	Attestation of management’s internal controls, as required by Section 404 of Sarbanes-Oxley.

(b)	Fees for audit-related services billed in 2014 and 2015 consisted of periodical subscriptions (in 2014 and 2015) and consulting services (in 2015) for International Financial Reporting Standards (IFRS) conversion requirements necessary for the Company’s UK Annual Report.

(c)	Fees billed for tax services in 2014 and 2015 consisted of tax compliance and tax planning advice. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. The following table shows a breakdown of such fees billed in 2014 and 2015, which are primarily related to significant unique events:

	2015	2014
International restructuring	$974,903	$2,401,996
Assistance with IRS audits	855,409	1,572,848
Other(1)	577,719	1,330,947
Total	$2,408,031	$5,305,791
(1)	Other fees for tax services in 2014 and 2015 include advice related to U.S. tax return reviews, new country entry research, change in tax method, advance pricing agreement, bareboat charters, Luxembourg, Norway, U.K. and Middle East matters, ETI exclusion and various other matters.

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PROPOSAL NO. 3

An Ordinary Resolution of a Non-Binding Advisory Vote to Approve the Company’s Named Executive Officer Compensation as Reported in this Proxy Statement (in Accordance with Requirements Applicable to Companies Subject to SEC Reporting Requirements under The Exchange Act)

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking shareholders to approve an advisory vote on our NEO compensation which is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

SHAREHOLDERS ARE URGED TO READ THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION OF THIS PROXY STATEMENT, WHICH MORE THOROUGHLY DISCUSSES HOW OUR COMPENSATION POLICIES AND PROCEDURES SUPPORT OUR COMPENSATION PHILOSOPHY. WE BELIEVE THAT THESE POLICIES AND PROCEDURES ARE EFFECTIVE IN SUPPORTING OUR COMPENSATION PHILOSOPHY AND IN ACHIEVING ITS GOALS.

We currently intend to hold this vote annually. In accordance with this determination and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory vote at the Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the 2015 compensation of the NEOs disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the related compensation tables, notes and narrative in the proxy statement for our 2016 annual general meeting of shareholders.

Vote Required

Because this vote is advisory, it will not be binding upon our Board. However, we value constructive dialogue with our shareholders on executive compensation and other important governance topics and encourage all shareholders to vote their shares on this matter. We will take into account the outcome of this vote when considering future executive compensation arrangements.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution of a non-binding advisory vote to approve the Company’s named executive officer compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements under the Exchange Act).

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PROPOSAL NO. 4

An Ordinary Resolution to Approve an Amendment to the Rowan Companies plc 2013 Incentive Plan

Key Features and Best Practices under the Rowan Incentive Plan

No Liberal Share Counting. The Plan does not permit the recycling of shares withheld to satisfy the exercise price of an option or to satisfy tax withholding requirements (other than with respect to full value awards).
Prohibition on Repricing. The Plan prohibits the direct or indirect repricing of options and share appreciation rights without shareholder approval.
Administered by an Independent Committee. The Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Limitations on the Payment of Dividend Equivalents. Dividend equivalents on all performance-based awards to employees are only paid to the extent the performance conditions are achieved and the award vests. In addition, no dividend equivalents shall be payable with respect to options or share appreciation rights.
No Discounted Options or Share Appreciation Rights. All options and share appreciation rights must have an exercise price or base price at least equal to the fair market value of the underlying shares on the date of grant.
Awards Subject to Clawback Provisions. All equity and cash awards to NEOs, including payments under the Company’s annual incentive plan, granted under the Company’s incentive plan are subject to clawback provisions.

Proposed Amendment to Plan

The Compensation Committee recommended to the Board, and the Board approved and adopted an amendment to the 2013 Rowan Companies plc Incentive Plan (the “Amendment”) on February 25, 2016, subject to shareholder approval at the Meeting in order to satisfy certain requirements of the U.S. Internal Revenue Code and the NYSE rules.

The Amendment amends the 2013 Rowan Companies plc Incentive Plan, as amended (the “Plan”), in the following respects:

•	The Amendment increases the aggregate number of Class A ordinary shares with respect to which awards may be granted under the Plan, such that the total number of shares available for grant under the Plan, as amended by the Amendment, will be 11,393,768, which is a net increase of 7,800,000 new shares added to the 3,593,768 shares which remained available for grant under the Plan as of December 31, 2015. The number of ordinary shares available for grant under the Plan, as amended by the Amendment, will be reduced by one share for each share subject to any option or share appreciation right, and 2.24 shares for each share subject to a full value award, in each case, granted under the Plan on or after the effective date of the Amendment.

•	The Amendment revises the limits applicable to cash awards granted under Plan, as amended by the Amendment, such that the maximum grant-date value of cash awards granted to any one person in respect of any one-year period may not exceed $15,000,000. This limit is intended to preserve the deductibility of certain awards intended to qualify as performance-based compensation under Section 162(m) of the Code for federal income tax purposes and to provide maximum flexibility under the Plan, as amended by the Amendment.

The Amendment will become effective only if it is approved by the Company’s shareholders, and approval of the Amendment is recommended by the Board. In the event that the Amendment is not approved by the Company’s shareholders,

(i)	the Plan (which has previously been approved by our shareholders) will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the Amendment by the Board,

(ii)	the Amendment will not take effect, and

(iii)	the Company may continue to grant awards under the Plan in accordance with its terms and conditions (including, without limitation, the limit on the maximum number of shares available for issuance under the Plan without giving effect to the Amendment).

Why we are seeking additional shares. The Company is requesting approval of the Amendment to the Plan because the remaining unissued shares in the Plan (3,593,768 shares as of December 31, 2015) are expected to be insufficient to cover anticipated grants of awards during the remainder of 2016 and annual grants in 2017.

The increase in shares under the Plan is intended to provide the Company with additional shares for the grant of share-based awards to our eligible participants, thereby linking their compensation to shareholder value creation and providing a mix of compensation elements in their overall compensation arrangements. The Board

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believes that the increase in the aggregate number of Class A ordinary shares with respect to which awards may be granted under the Plan, as amended by the Amendment, is desirable to accomplish the objectives of the Plan and is in the best interest of the Company’s shareholders.

Approval of the Amendment is necessary for the Company to continue to:

•	retain talented executives and motivate employees;
•	make a significant portion of each executive’s pay variable and at-risk, and
•	align the interests of the management team with shareholders.

The material features of the Plan, as amended by the Amendment, are described below. The description in this proposal is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment.

A copy of the Amendment is attached as Exhibit I to this proxy statement and is incorporated herein by reference. The following summary of the Plan, as amended by the Amendment is subject to and qualified in its entirety by the full text of the Plan, as amended by the Amendment.

Description of the Plan, as amended by the Amendment

General. The Plan is governed by U.S. law, but has been drafted to comply with both U.S. and U.K. law. Accordingly, awards may be granted under the Plan to employees of the Company and its affiliates. Non-employee directors and consultants are not eligible to receive awards under the main rules of the Plan, and are only eligible to receive awards granted under an annex to the Plan. In addition, all awards granted under the Plan may be settled only in shares, while awards that may be settled in cash, or in a combination of cash and shares, may be granted under an annex to the Plan. For ease of reference, for purposes of the following description of the Plan, as amended by the Amendment, the participants to whom have been granted awards under any annex to the Plan and the awards granted under any annex to the Plan are referred to as participants in, and awards granted under, the Plan.

Effective Date. The effectiveness of the Amendment is subject to approval by the Company’s shareholders. In the event that the Amendment is not approved by the Company’s shareholders, the Plan will continue in full force and effect in accordance with its terms (without giving effect to the Amendment).

Administration. The Plan is administered by the Compensation Committee or, in the case of non-employee directors, the Board (in this section of the proxy statement, such committee or board, the “Committee”). The Committee selects the participants and determines the type of awards to grant to participants under the Plan, as well as the number of shares subject to these awards and any vesting restrictions or conditions on such awards. Participants may include employees, consultants and directors of the Company or any of its subsidiaries. The Committee has the power to amend or modify the terms of an award in any manner that is either not adverse to the award recipient or consented to by the award recipient. The Committee has full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan. The Committee generally does not have authority to reprice options or share appreciation rights granted under the Plan without shareholder approval.

The Committee may delegate certain of its duties under the Plan, and it may also engage or authorize the engagement of third-party administrators to carry out administrative functions under the Plan.

Shares Subject to the Plan. If our shareholders approve the Amendment, the aggregate number of Class A ordinary shares which may be issued pursuant to awards under the Plan, as amended by the Amendment, will be increased by an additional 7,800,000 shares to a total of 15,300,000 shares (7,500,000 shares originally authorized plus an additional 7,800,000 requested in this Amendment) (the “Share Limit”); provided that the Share Limit will continue to be reduced by any shares subject to awards granted under the Plan prior to the date on which the Company’s shareholders approve the Amendment in accordance with the current Plan provisions.

No more than 1 million shares may be issued pursuant to grants of incentive options under the Plan. Any shares that are subject to awards of options or SARs will be counted against the Share Limit as one share for every one share granted.

If our shareholders approve the Amendment, any shares that are subject to a Full Value Award granted under the Plan on or after the effective date of the Amendment will be counted against the Share Limit as 2.24 shares for every one share granted. If awards under the Plan are forfeited, terminated or expire unexercised or are settled in cash (in whole or in part), the shares subject to such awards shall again become available for awards under the Plan. If our shareholders approve the Amendment, such shares shall be added back as (i) one share if the share was subject to an option or share appreciation right, (ii) 1.94 shares if such share was subject to a Full Value Award granted under the Plan prior to the effective date of the Amendment, and (iii) 2.24 shares if such share was subject to a Full Value Award granted under the Plan on or after the effective date of the Amendment.

The following types of shares may not be regranted under the Plan: (a) shares withheld by the Company in payment of the exercise price of an option, (b) shares tendered by the participant to satisfy any tax withholding obligation with respect to an award or shares withheld by the Company to satisfy any tax withholding obligation with respect to an award other than a Full Value Award, (c) shares subject to a share appreciation right that are not issued in connection upon the net settlement or net exercise of such share appreciation right, and (d) shares purchased on the open market with the cash proceeds from the exercise or options.

Any restricted shares repurchased by the Company and/or an employee benefit trust under the Plan at the same price paid by the participant so that such shares are returned to the Company and/or an employee benefit trust shall again be available for awards under the Plan.

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Dilution; Run Rate. Each year, the Compensation Committee reviews the Company’s historical shareholder dilution (overhang) and run rate shown in the table below compared to its current compensation reference group:

Shareholder Dilution
(Overhang)(a)
Rowan Companies	5.8%
Peer and Reference Companies Median	5.9%
(a)	Overhang is calculated by dividing the number of outstanding equity awards and shares available for grant by the number of common shares outstanding at the end of the year.

The following table shows the Company’s three-year run rate compared to its current compensation reference group:

Three-Year Average Run Rate(b)
Rowan Companies	0.9%
Peer and Reference Companies Median	0.6%
(b)	Run rate is calculated by dividing the number of equity awards granted by the weighted average number of common shares outstanding during the year.

Set forth below is a table indicating the number of options, SARS and full value awards the Company has granted in the past three years and the applicable run rate.

		Fiscal Year
					3-Year
Item		2013	2014	2015	Average
A	Total Options and SARs	461,751	0	0
B	Total Full-Value Awards	669,032	896,877	1,299,817
C	Total Shares Granted (A+B)	1,130,783	896,877	1,299,817
D	Weighted Average Common Shares Outstanding	123,517,000	124,067,000	124,508,000
E	Run Rate (C÷D)	0.92%	0.72%	1.04%	0.89%

We expect that if our share price remains low, we will need to seek shareholder approval of additional shares on a more regular basis.

Eligibility. There are currently approximately 208 employees and no consultants eligible for the grant of awards under the Plan. Awards may also be granted to the Company’s non-employee directors, which currently include eight individuals.

Types of Awards. Awards under the Plan may be in the form of options, SARs, restricted shares, RSUs, bonus shares, performance awards, which include PUs, dividend equivalents and cash-based awards, each as described below.

Options. Options are rights to purchase a specified number of shares at a specified price. The number of shares and all other terms and conditions of an option are determined by the Committee. An option granted under the Plan may consist of either an incentive option that complies with the requirements of Section 422 of the U.S. Internal Revenue Code or a non-qualified option that does not comply with such requirements. Incentive options may only be granted to employees. The term of an option may not be longer than ten years (or five years in the case of incentive options granted to participants who hold more than 10% of the shares of the Company) and options must have an exercise price per share that is not less than the fair market value of a share on the date of grant (or 110% of the fair market value of a share on the date of grant with respect to incentive options granted to participants who hold more than 10% of the shares of the Company). The aggregate fair market value of the shares with respect to which incentive options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other limitation imposed by Section 422(d) of the U.S. Internal Revenue Code.

The exercise price of an option must be paid in full at the time the option is exercised. No participant will be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise price of an option with a loan from us or arranged by us in any method which would violate Section 13(k) of the Exchange Act.

SARs. A SAR is a right to receive a payment, in cash or shares, equal to the excess of the fair market value of a specified number of our shares on the date the rights are exercised over a specified grant price. The Committee will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become exercisable.

Restricted Shares. Restricted shares consist of restricted grants of our shares that may be subject to a per share purchase price determined by the Committee, that are non-transferable and may be subject to a substantial risk of forfeiture until specific conditions are met. Any terms, conditions and limitations applicable to a restricted share award will be determined by the Committee. While a restricted share award is subject to restrictions, the grantee may be entitled to dividends paid with respect to the restricted shares, unless the Committee determines otherwise or any performance-based vesting conditions applicable to such restricted shares are not satisfied (as described below).

Restricted Share Units. An RSU is a unit evidencing the right to receive in specified circumstances one share or its equivalent value in cash that is restricted or subject to forfeiture provisions. The Committee will determine any terms, conditions and limitations applicable to an RSU award. Shares underlying the RSU award or the equivalent cash value will be delivered to the participant upon settlement of a vested RSU.

Bonus Shares. Bonus shares are grants of shares that are not subject to restrictions and are granted in consideration of the performance of services by the participant.

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Dividend Equivalents. Dividend equivalents entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Dividend equivalents with respect to an award that vests based on the attainment of performance-based objectives that are based on dividends paid prior to the vesting of such award shall only be paid to a participant to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Additionally, the Plan provides that dividend equivalents are not payable with respect to options or SARs.

Cash Awards. Cash awards consist of grants denominated (in whole or in part) in cash. The terms, conditions and limitations applicable to any cash awards will be determined by the Committee.

Performance Awards. Performance awards entitle participants to receive cash payments or shares upon the attainment of specified performance goals. The Committee will determine the terms, conditions and limitations applicable to a performance award. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion that may be exercised.

Performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code may be granted to “covered employees” (within the meaning of Section 162(m)). Such awards will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the Committee prior to the earlier of (1) 90 days after the commencement of the applicable performance period or designated fiscal period or period of employment applicable to such performance award or (2) the lapse of 25% of the period of service. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. A performance goal may be based upon one or more business criteria that apply to the participant, one or more of our business units, or the Company as a whole, and may include any of the following: earnings per share; price per share; revenues; cash flow; return on net assets; return on assets; return on capital employed; return on investment; return on equity; economic value added; gross margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; total shareholder return; debt reduction; budget compliance safety and environmental performance; utilization of, and day rates achieved for, drilling rigs; downtime for drilling rigs under contract; procurement efficiency; capital expenditures including adherence to budget and schedule; market share; return on invested capital; and customer satisfaction.

With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period. Prior to the payment of any qualified performance awards, the Committee must certify in writing that the applicable performance goals were satisfied. Section 162(m) generally disallows deductions for compensation in excess of $1 million for certain executive officers unless it meets the requirements for being performance-based.

Award Limits. The Plan provides that grants or awards made to an individual employee in any calendar year cannot cover an aggregate of more than 1,500,000 shares. In addition, the Amendment provides that the maximum cash awards granted to any one person in respect of any calendar year may not exceed $15 million The maximum aggregate grant date fair value of one or more awards granted to a non-employee director during any calendar year may not exceed $600,000.

Assignability and Transfer. Unless otherwise determined by the Committee, no award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Incentive options may not be assigned or transferred pursuant to a qualified domestic relations order. The Committee may prescribe other restrictions on transfer.

Amendment and Termination. The Board may amend, modify, suspend or terminate the Plan at any time, except that (1) no amendment that would impair the rights of a participant with respect to any outstanding award may be made without the written consent of the participant and (2) no amendment shall be made without shareholder approval to the extent such shareholder approval is required pursuant to applicable legal requirements or the requirements of any securities market or exchange on which the shares are then-listed. In addition, absent shareholder approval, except to the extent permitted by the Plan in connection with certain changes in capital structure, (i) no option or SAR may be amended to reduce the per share price of the shares subject to such award, (ii) the number of shares authorized for issuance under the Plan may not be increased, and (iii) no option or SAR may be canceled in exchange for cash or replaced with another award when the per share price of such option or SAR exceeds the fair market value of a share.

In no event may any award be granted pursuant to the Plan on or after the tenth anniversary of the date on which the Plan was originally approved by the Company’s shareholders.

Change in Control or Equity Restructuring. In the event of a “change of control” of the Company (as defined in the Plan) or certain changes in capitalization, which may include a share split, share dividend, recapitalization, merger, consolidation, combination of shares or other similar event, the Committee has discretion to make adjustments with respect to (a) the aggregate number and kind of shares that may be issued under the plan and/or (b) the terms and conditions of any outstanding awards. In addition, the Committee may accelerate the vesting of all or part of any outstanding awards or cancel such awards in exchange for cash payments.

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However, the Plan provides that, in connection with the occurrence of an Equity Restructuring (as defined in the Plan) and notwithstanding any other provision to the contrary, (i) the number and type of securities subject to each outstanding award and the exercise price or grant price of such award, if applicable, will be equitably adjusted; and/or (ii) the Committee will make such equitable adjustments as it deems appropriate, in its sole discretion, to reflect the Equity Restructuring. Any adjustments made in connection with an Equity Restructuring are nondiscretionary and will be final and binding on the affected participant and the Company.

U.S. Federal Income Tax Consequences

The following summary is based upon current interpretations of existing U.S. federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Nonqualified Options; Share Appreciation Rights. Participants will not realize taxable income upon the grant of a non-qualified option (“NQO”) or SAR. Upon the exercise of an NQO or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding by the Company) in an amount equal to the excess of (1) the fair market value of the shares on the date of exercise over (2) the exercise or grant price. The participant will generally have a tax basis in any shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “- Certain Tax Code Limitations on Deductibility” below, the subsidiary of the Company for which the participant performs services will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Incentive Options. Employees will not have taxable income upon the grant of an incentive option. Upon the exercise of an incentive option, the employee will not have taxable income, although the excess of the fair market value of the shares received upon exercise of the incentive option (“ISO Shares”) over the exercise price is an item of tax preference that may require payment of an alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that have been held for the requisite holding period (e.g., at least two years from the date of grant and one year from the date of exercise of the incentive option), the employee will generally recognize capital gain or loss equal to the difference between the amount received for the ISO Shares and the exercise price paid by the employee for the ISO Shares. However, if an employee disposes of ISO Shares that have not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disposition equal to the fair market value of the ISO Shares at the time of exercise (or the amount realized upon disposition, in certain cases) over the exercise price paid by the employee for such ISO Shares.

If the holding period requirements described above are not met, then the tax consequences described for NQOs will apply.

Other Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award denominated in cash or, if earlier, at the time such cash is otherwise made available for the participant. A participant will not have taxable income upon the grant of an RSU award but rather will generally recognize ordinary compensation income at the time the participant receives shares or cash in satisfaction of such RSU in an amount equal to the fair market value of the shares or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a bonus share or restricted share award or performance award in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares when they first becomes transferable or are no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the shares when such shares are received.

Subject to the discussion under “- Certain Tax Code Limitations on Deductibility” below, the subsidiary of the Company for which the participant performs services will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility. In order for us (or our subsidiary for which the participant performs services) to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our (or our subsidiary’s) ability to obtain a deduction for future payments under the Plan could also be limited by Section 280G of the U.S. Internal Revenue Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible, and by Section 162(m) of the U.S. Internal Revenue Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the Plan by our shareholders will satisfy the shareholder approval requirement for the performance-based exception and we will be able to comply with the requirements of the U.S. Internal Revenue Code and Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including options and SARs) under the Plan so as to be

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eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and we may, in our sole discretion, determine that in one or more cases it is in our best interests to not satisfy the requirements for the performance-based exception.

Section 409A. Section 409A of the U.S. Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred that are earned or vested, to the extent not subject to a substantial risk of forfeiture, with interest, and an additional 20% tax. Section 409A may be applicable to certain awards under the Plan. To the extent applicable, we intend that the Plan and all awards made thereunder will either comply with or be exempt from the requirements of Section 409A.

New Awards under the Plan

The Plan permits grants of awards to our non-employee directors, as well as to employees (including executive officers) and consultants of the Company and its affiliates. Except with respect to grants of restricted share units and performance units approved in February 2016 (which performance units may be settled in cash, shares or a combination upon vesting at the discretion of the Compensation Committee ) which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Plan, will be determined in the discretion of the Committee in the future, and the Committee has not currently made any determination to make future grants to any persons under the Plan, as amended by the Amendment. Therefore, it is not possible to determine the future benefits that will be received by participants under the Plan, as amended by the Amendment.

		Number of Shares
		Underlying Restricted	Number of
Name	Dollar Value ($)	Share Unit Grants	Performance Units(a)
NEOs:
Thomas Burke	3,600,000	156,657	18,000
Matt Ralls(b)	–	–	–
Stephen Butz	1,365,000	59,399	6,825
Mark Keller	1,546,688	67,305	7,733
Melanie Trent	1,200,000	52,219	6,000
Fred Brooks	947,188	41,217	4,736
All Current Executive Officers, including NEOs, as a Group (7 persons)	9,048,876	393,768	45,243
Non-Executive Directors:
William Albrecht	–	–	–
William Fox	–	–	–
Sir Graham Hearne	–	–	–
Thomas Hix	–	–	–
Suzanne Nimocks	–	–	–
P. Dexter Peacock	–	–	–
John Quicke	–	–	–
Tore Sandvold	–	–	–
All Directors Who Are Not Executive Officers as a Group (8 persons)(c)	–	–	–
All Employees Who Are Not Executive Officers as a Group	18,253,819	1,283,851	35,010
(a)	PUs have an the initial unit value of $100 per unit, and PUs awarded in February 2016 may be settled in cash, shares or a combination at the discretion of the Compensation Committee at the time of vesting.
(b)	Mr. Ralls is retiring as of the Meeting and will not receive any new awards during 2016.
(c)	Annual awards to non-executive directors are expected to be determined in April 2016 after the election of directors at the Meeting.

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Awards Granted Under the Plan

The following table provides information with respect to the number of shares subject to awards granted under the Plan to our NEOs, directors and employees as of March 1, 2016 (and includes the grants of restricted share units and performance units approved in February 2016). As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the Plan, as amended by the Amendment.

				Number
				of Shares
			Number of Shares	Underlying
		Number of Shares	Underlying	Restricted	Number of	Number of
	Dollar Value	Underlying	Share Appreciation	Share Unit	Restricted Share	Performance
Name	($)(1)	Option Grants	Right (SARs) Grants	(RSUs) Grants	Grants	Units
NEOs:
Thomas Burke	9,048,329	–	–	290,555	–	51,854
Matt Ralls	3,147,751	–	–	236,762	–	–
Stephen Butz	2,784,175	–	–	106,745	–	13,650
Mark Keller	3,969,997	–	–	126,333	–	22,904
Melanie Trent	2,983,462	–	–	96,304	–	17,031
Fred Brooks	2,428,217	–	–	77,301	–	14,055
All Current Executive Officers, including NEOs, as a Group (7 persons)	25,352,477	–	–	965,652	–	125,144
Non-Executive Directors:
William Albrecht	71,447	–	–	5,374	–	–
William Fox	725,721	–	–	54,586	–	–
Sir Graham Hearne	682,260	–	–	51,317	–	–
Thomas Hix	545,002	–	–	40,993	–	–
Suzanne Nimocks	438,908	–	–	33,013	–	–
P. Dexter Peacock	682,260	–	–	51,317	–	–
John Quicke	545,002	–	–	40,993	–	–
Tore Sandvold	299,789	–	–	22,549	–	–
All Directors Who Are Not Executive Officers as a Group (8 persons)	3,990,388	–	–	300,142	–	–
All Employees Who Are Not Executive Officers as a Group	47,448,936	–	3,039	2,826,579	–	99,348
(1)	Award values for options, SARs, RSUs and restricted shares are calculated based on the $13.295 closing price of the Company’s Class A ordinary shares on March 1, 2016. Performance units are valued based on an initial target value of $100 per unit.

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Equity Compensation Plan Information

The following table provides information about our shares that may be issued under equity compensation plans as of December 31, 2015.

Number of securities
remaining available for
	Number of		future issuance under
	securities to be	Weighted-average	equity compensation
	issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected
	warrants and rights(1)	warrants and rights ($)(2)	in the first column)
Equity compensation plans approved by security holders	125,032	21.02	3,593,768
Equity compensation plans not approved by security holders	–	–	–
TOTAL	125,032	21.02	3,593,768
(1)	The number of securities to be issued includes (i) 125,032 options and no shares issuable under outstanding SARs (see note (2) below).
(2)	The weighted-average exercise price in column (b) is based on (i) 125,032 shares under outstanding options with a weighted-average exercise price of $21.02 per share, and (ii) no shares that would be issuable in connection with 1,615,302 SARs outstanding at December 31, 2015. The number of shares issuable under SARs is equal in value to the excess of the Company’s share price on the date of exercise over the exercise price. The number of shares issuable under SARs included in column (a) was based on a December 31, 2015 closing stock price of $16.95 and a weighted-average exercise price of $30.66 per share.

Vote Required

This ordinary resolution will be approved if a simple majority of votes cast are cast in favor thereof, assuming a quorum present.

Recommendation of the Board

The Board recommends you vote FOR the ordinary resolution to approve the Amendment to the 2013 Rowan Companies plc Incentive Plan.

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QUESTIONS AND ANSWERS ABOUT THE PROXY, MEETING AND VOTING

What is a proxy statement and what is a proxy?

A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated officers of the Company W. Matt Ralls, Thomas P. Burke, Stephen M. Butz and Melanie M. Trent as proxies for the Meeting.

Why did I receive these proxy materials?

We are providing the proxy materials in connection with the solicitation by our Board of proxies to be voted at our Meeting and any continuation, adjournment or postponement thereof. This proxy statement contains information you should consider when deciding how to vote in connection with the Meeting. We are first sending the proxy materials to shareholders on or about March 18, 2016.

When and where is the Meeting, and who may attend?

The Meeting will be held on April 28, 2016, beginning at 8:00 a.m., London time (3:00 a.m., New York time) at The Connaught, Carlos Place, London, W1K 2AL, United Kingdom.

Only shareholders who own shares as of March 1, 2016 (the “record date”) may attend the Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee may be asked to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting or any adjournment or postponement thereof if you owned shares as of the close of business on the record date. As of March 1, 2016, the record date, there were approximately 124,825,724 outstanding shares entitled to vote at the Meeting. Subject to disenfranchisement in accordance with applicable law and/or our Articles of Association, each share is entitled to one vote on each matter properly brought before the Meeting. No other class of securities is entitled to vote at the Meeting. Pursuant to our Articles of Association, cumulative voting rights are prohibited.

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Meeting for a period of 10 days prior to the Meeting at our offices in Houston, Texas during ordinary business hours. This list will also be available at the location of the Meeting and open to the examination of any shareholder present at the Meeting.

Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy for our representatives to vote your shares. Your proxy will be effective for the Meeting and at any adjournment or postponement of that Meeting.

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Why did I receive a notice of Internet availability of proxy materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a notice of Internet availability of proxy materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referenced in the notice. You may also request to receive a printed set of the proxy materials. The notice contains instructions on how to access this proxy statement and our annual report, how to vote online or how to request a printed copy by mail. We encourage you to take advantage of the proxy materials on the Internet. By opting to receive the notice of availability and accessing your proxy materials online, you will save us the cost of producing and mailing documents and reduce the amount of mail you receive and help preserve environmental resources.

Why did I not receive a notice of the Internet availability of proxy materials?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled in the same process for all of your share holdings this year. If you would like to change the method of delivery, please follow the instructions in the notice or in the question entitled “Can I choose the method in which I receive future proxy materials?” below.

Can I choose the method in which I receive future proxy materials?

There are three methods by which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and access: We furnish proxy materials over the Internet and mail the notice to most shareholders.

•	E-mail: If you would like to have earlier access to proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you desire to receive all future materials electronically, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

•	Paper copies by mail: You may request paper copies by mail by using the website www.proxyvote.com, by calling +1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or by writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

What constitutes a quorum?

For the purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our shares entitled to vote at the Meeting will constitute a quorum.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•	Beneficial Owners. If your shares are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other shareholder of record on how to vote your shares by using the voting instruction card included in the mailing.

•	Shareholders of Record. If your shares are registered in your name on the books and records of Computershare Investor Services PLC, our transfer agent, you are a “shareholder of record.” Accordingly, we sent the Notice directly to you.

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How do I attend the meeting?

•	Beneficial Owners. If you are a beneficial owner (i.e. hold your shares in “street name”) and plan to attend the Meeting, you must present proof of your ownership of Rowan Companies shares as of March 1, 2016, such as a bank or brokerage account statement. If you wish to vote at the Meeting, you must also bring a legal proxy as described under “How do I vote my shares?”

•	Shareholders of Record. If you are a shareholder of record at the close of business on March 1, 2016 and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Rowan Companies plc shares.

How do I vote my shares?

•	Beneficial holders. If you are a beneficial owner (i.e. hold your shares in “street name”), you should follow the voting directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to be able to vote at the Meeting.

•	Shareholders of Record. If you are shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

–	by telephone using the toll-free telephone number shown on the proxy card;

–	via the Internet as instructed on the proxy card;

–	by completing and signing the proxy card and returning it in the prepaid envelope provided; or

–	by written ballot at the Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (New York time) on April 26, 2016. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

What are my voting choices for each of the resolutions and how will my shares be voted if I do not specify how they should be voted? What are the requirements to elect the directors and approve each of the other proposals?

With respect to each resolution, you may vote “for” or “against” or you may elect to “abstain.”

If your proxy does not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of the Board.

Resolutions in proposals 1, 2 and 4 will be proposed as ordinary binding resolutions, which mean that, assuming a quorum is present, each such resolution will be approved if a simple majority of the votes cast are cast in favor thereof. For instance, in regard to the election of directors at the Meeting, a nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, without regard to abstentions. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship will be elected if a majority of the votes cast for or against are cast in favor of the resolution to elect the director.

The ordinary resolution in proposal 3 regarding the compensation of our NEOs as reported in this proxy statement is advisory in nature. Our Board values your opinion and will carefully consider the outcome of the advisory vote on such proposal.

Can I change my vote?

•	If you hold shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the question entitled “How do I vote my shares?”

•	If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Meeting by:

–	entering a later-dated proxy by telephone or via the Internet;

–	delivering a valid, later-dated proxy card;

–	sending written notice to the Office of the Secretary; or

–	voting by ballot in person at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

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If you hold shares in “street name” through a broker, will my broker vote my shares for me?

NYSE rules determine whether resolutions presented at shareholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a resolution is discretionary, a broker may vote on the resolution without voting instructions from the owner. If determined to be discretionary by the NYSE under NYSE rules, the resolutions to ratify the appointment of Deloitte & Touche LLP as our U.S. independent registered public accounting firm for 2016 (Proposal 2) are considered discretionary. This means that brokerage firms may vote in their discretion on these resolutions on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting.

In contrast, if determined to be “non-discrecionary” by the NYSE, all of the other proposals, including the resolutions to elect directors (Proposal 1) and to submit an advisory vote on NEO compensation (Proposal 3) are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or shares not voted will not be treated as votes cast and will not be taken into account in determining the outcome of any of the proposals.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspector of election. The inspector of election will be present at the Meeting.

When will Rowan announce the voting results?

We will announce the preliminary voting results at the Meeting. We will report the final results in a Current Report on Form 8-K filed with the SEC. We will also post preliminary results of voting on our website after the Meeting.

May shareholders ask questions at the Meeting?

Yes. The chairman of the Meeting will answer questions from shareholders during a designated question and answer period during the Meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders may be limited to two minutes each to present their question. When speaking, shareholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the Meeting.

Who will pay for the cost of this proxy solicitation?

We solicit the proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees, or our proxy solicitor. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $13,500 plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

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Are there any other matters to be acted upon at the Meeting?

No. Pursuant to our Articles of Association, no matters other than proposals 1 – 4 may be brought at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1-888-868-8111 (within the U.S., U.S. Territories and Canada), +1-732-491-4324 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43078 Providence, RI 02940-3078 or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, Innisfree M&A Incorporated; Shareholders call toll-free at: +1-888-750-5834 (within the U.S. and Canada) or 00 800 4664 7000 (internationally); Banks and Brokers call collect at: +1-212-750-5833 or +44 20 7710 9960; Email: info@innisfreema.com.

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ADDITIONAL INFORMATION

U.K. Annual Report and Statutory Accounts for the year ended December 31, 2015

The U.K. Companies Act 2006 (“Companies Act”) requires that the Company’s U.K. annual report and statutory accounts are laid before a general meeting of the Company. In connection with the preparation of its financial statements in accordance with International Financial Reporting Standards (“IFRS”), the Company intends to hold a separate general meeting of shareholders on or prior to June 30, 2016. The Company’s U.K. annual report and statutory accounts for the year ended December 31, 2015 (together, the “Annual Report and Accounts”) prepared in accordance with the Companies Act requirements and IFRS will be laid before that general meeting. The Annual Report and Accounts will include the Directors’ Report, the Directors’ Remuneration Report, a strategic report and the Auditor’s Report, and copies of the relevant materials will be sent to shareholders entitled to receive notice of the general meeting. The Board of Directors will provide an opportunity for shareholders to raise questions in relation to the Annual Report and Accounts at that meeting.

General and Other Matters

Article 45.2 of our Articles of Association limits the business transacted at the Meeting to the purposes stated in the notice of the Meeting. As such, proposals 1 – 4 are the only matters that will be brought before the Meeting. However, as noted above, during a subsequent meeting our Board will lay before the Company our Annual Report and Accounts and provide an opportunity for shareholders to raise questions in relation thereto.

Householding

SEC rules now allow us to deliver a single copy of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials) to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates wasteful duplicate mailings and reduces our printing and mailing costs. This rule applies to any annual report or proxy statement. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials). If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by using the website www.proxyvote.com, by calling 1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or in writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker, bank or nominee directly to discontinue duplicate mailings to your household.

If you received multiple notices or proxy cards in connection with the Meeting, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet to ensure that all of your shares are voted.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. Specifically, the U.K. Companies Act 2006 generally requires the directors to call a general meeting once the Company has received requests to do so from holders of at least 5% of our shares. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company to pass written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

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Authority to Allot Shares

Our Board may issue shares if it is authorized to do so by shareholders. Under the U.K. Companies Act, 2006 shareholders also have a statutory right of pre-emption in relation to share issuances which right can be waived by shareholders. In connection with our becoming a U.K. company, the Company procured the right to so allot shares and pre-emption rights for shareholders were waived for a five-year period (the maximum period allowed under the U.K. Companies Act 2006). These rights are similar to (but in fact more restrictive than) the rights we had as Delaware company. For instance, since this allotment authority and the waiver of statutory pre-emption rights expire after five years, we will need to seek renewal by way of shareholder approval prior to each expiration period.

Section 16(a) Beneficial Ownership Reporting Compliance

All of Rowan’s directors, executive officers and any greater than 10% shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish the Company with copies of such reports. Based on a review of those reports, we believe that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2015.

Annual Report

The Company will furnish without charge to any person whose proxy is being solicited, upon written request of such person, a copy of our annual report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, including the financial statements and any financial statement schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the annual report upon the payment, in advance, of reasonable fees related to our furnishing such exhibit(s). All requests for copies of such report and/or exhibit(s) should be directed to the Company Secretary at the office address shown below.

Questions

If you have any questions or need more information about the Meeting, please write to us at our offices in Houston, Texas:

Rowan Companies plc

Attention: Company Secretary

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

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EXHIBIT I

Proposed Amendment to 2013 Rowan Companies plc Incentive Plan

THIS AMENDMENT (this “Amendment”) to the 2013 Rowan Companies plc Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Company”), on February 25, 2016, effective as of              , 2016 (the “Plan Amendment Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the 2013 Rowan Companies plc Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 1.7 of the Plan, the Board has the authority to amend the Plan at any time, subject to approval of the Company’s shareholders to the extent required by applicable legal requirements or the requirements of any securities market or exchange on which the Company’s Class A ordinary shares are then listed; and

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Plan Amendment Effective Date, subject to approval of this Amendment by the Company’s shareholders:

AMENDMENT

1.	The first three (3) sentences of Section 1.3(a) of the Plan are hereby deleted and replaced in their entirety with the following:

“Subject to adjustment as provided herein, a total of 15,300,000 Shares (the “Share Limit”) shall be authorized for grant under the Plan; provided, that, subject to adjustment as provided herein, no more than a total of one million (1,000,000) Shares shall be authorized for grant as Incentive Options; provided further, that the Share Limit shall be reduced by (i) one (1) Share for each Share subject to an Award of Options or Share Appreciation Rights granted under the Plan after December 31, 2015 and prior to the Plan Amendment Effective Date, and (ii) 1.94 Shares for each Share subject to a Full Value Awards granted under the Plan after December 31, 2015 and prior to the Plan Amendment Effective Date. Any Shares that are subject to Awards of Options or Share Appreciation Rights granted under the Plan on or after the Plan Amendment Effective Date shall be counted against the Share Limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to a Full Value Awards granted under the Plan on or after the Plan Amendment Effective Date shall be counted against the Share Limit as 2.24 Shares for every one (1) Share granted.”

2.	Section 1.3(d) of the Plan is hereby deleted and replaced in its entirety with the following:

“(d)	Types of Awards. Any Shares that again become available for grant pursuant to this Section 1.3 shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Share Appreciation Right granted under the Plan or an option or share appreciation rights granted under the Prior Plan, (ii) 1.94 Shares if such Shares were subject to Full Value Awards granted under the Plan prior to the Plan Amendment Effective Date or full value awards granted under the Prior Plan, and (iii) 2.24 Shares if such Shares were subject to Full Value Awards granted under the Plan on or after the Plan Amendment Effective Date.”

3.	Section 3 of Article I of Annex 1 to the Plan is hereby deleted and replaced in its entirety with the following:

“3.	The following paragraph shall supplement Section 1.3(a) of the Plan:

“Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to Awards granted to Non-Employee Directors and Consultants:

(i)	no Participant may be granted Cash Awards in respect of any one (1)-year period having a value determined on the date of grant in excess of $15,000,000; and

(ii)	no Non-Employee Director may be granted Awards in respect of any one (1)-year period having a value determined on the date of grant in excess of $600,000.”

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4.	Section 2 of Article I of Annex 2 to the Plan is hereby deleted and replaced in its entirety with the following:

“2.	The following paragraph shall supplement Section 1.3 of the Plan:

“No Participant may be granted Cash Awards in respect of any one (1)-year period having a value determined on the date of grant in excess of $15,000,000.”

5.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

6.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature page follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Rowan Companies plc on February 25, 2016.

By:	/s/ Thomas B. Burke
Thomas P. Burke

President and Chief Executive Officer

*         *         *

I hereby certify that the foregoing Amendment was approved by the shareholders of Rowan Companies plc on April 28, 2016.

By:
Melanie M. Trent

Executive Vice President,
Chief Administrative Officer and
General Counsel

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VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. (New York time) on April 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (New York time) on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by 11:59 p.m. (New York time) on April 26, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01520-P73982

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROWAN COMPANIES PLC

Nominees:	**For**	**Against**	**Abstain**
1a. William E. Albrecht	☐	☐	☐
1b. Thomas P. Burke	☐	☐	☐
1c. Sir Graham Hearne	☐	☐	☐
1d. Thomas R. Hix	☐	☐	☐
1e. Jack B. Moore	☐	☐	☐
1f. Suzanne P. Nimocks	☐	☐	☐
1g. P. Dexter Peacock	☐	☐	☐
1h. John J. Quicke	☐	☐	☐
1i. Tore I. Sandvold	☐	☐	☐

Please indicate if you plan to attend this meeting in person. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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